As filed with the Securities and Exchange Commission on January 28, 2008

Registration No. 333-146829

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BBV VIETNAM S.E.A. ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

The Republic of the Marshall Islands	6770	38-3763315
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

61 Hue Lane
Hai Ba Trung District
Hanoi, Vietnam
+84 49764136

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Eric Zachs, President
40 Woodland Street
Hartford, CT 06105
860-727-5734

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000 Fax No.: (212) 983-3115	Jody R. Samuels, Esq. Kevin K. Leung, Esq. Richardson & Patel LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 907-6686 Fax No.: (212) 907-6687

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 28, 2008

$36,000,000

BBV VIETNAM S.E.A. ACQUISITION CORP.

4,500,000 Units

BBV Vietnam S.E.A. Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, or acquiring control of, one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, or contractual arrangements. We intend to identify prospective acquisitions that are located in Asia. Our efforts to identify a prospective target business will not be limited to a particular industry or area in Asia, although we initially intend to focus our efforts on acquiring an operating business that has its primary operating facilities located in the Socialist Republic of Vietnam. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction, or taken any direct or indirect measures to locate a target business or consummate a business combination.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

•	one share of our common stock; and
•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or one year after the date of this prospectus, and will expire four years after the date of this prospectus, or earlier upon redemption.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol [•  ], on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the OTC Bulletin Board under the symbols [•  ] and [•  ], respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 23 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$8.00	$36,000,000
Underwriting discounts and commissions(1)(2)	$0.56	$2,520,000
Total	$7.44	$33,480,000

(1)	Includes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $0.28 per unit ($1,260,000, or $1,449,000 if the underwriters’ over-allotment option is exercised in full) which will be deposited in the trust account held at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination, of which the underwriters have agreed to waive their right to receive $0.28 for each share converted to cash by the shareholder. See “Underwriting — Commissions and Discounts.” Does not include the underwriters’ unit purchase option or founder warrants.
(2)	No discount or commissions are payable with respect to the founder warrants purchased in the private placement.

Of the proceeds we receive from this offering and the private placement, as described in this prospectus, approximately $8.00 per unit, or $36,000,000 in the aggregate ($41,400,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount also includes (i) $1,260,000 in deferred underwriting discounts and commissions (or $1,449,000, if the underwriters’ over-allotment option is exercised in full), and (ii) the $1,780,000 of net proceeds from the private placement in which the underwriters, our directors, officers and certain of our existing shareholders will purchase 1,873,684 founder warrants.

The underwriters are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about [•  ], 2008.

Ladenburg Thalmann & Co. Inc.	Chardan Capital Markets, LLC

The date of this prospectus is [•  ], 2008

The underwriters, other investors and certain of our existing stockholders, including Eric M. Zachs, our president and a member of our board of directors, and Robert H.J. Lee, our chairman of the board of directors, have agreed to purchase, in a private placement that will occur immediately prior to the date of this prospectus, 1,873,684 warrants, or founder warrants, at a purchase price of $0.95 per founder warrant. The founder warrants will be identical to the warrants offered in this offering, except as described in this prospectus. The purchase price of these founder warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. The private placement will result in an aggregate of $1,780,000 in net proceeds to us.

We have granted to the underwriters a 45-day option to purchase up to 675,000 additional units solely to cover over-allotments, if any (over and above the 4,500,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the underwriters, for $100, as additional compensation, an option to purchase up to a total of 315,000 units, at a per unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Industry and Market Data

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Unless otherwise indicated, all information comes from the General Statistics Office of Vietnam.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included in this prospectus, before investing. You should rely only on the information contained in this prospectus. We and the underwriters have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

In addition, unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a blank check company organized under the laws of the Republic of the Marshall Islands on August 8, 2007. We were formed for the purpose of acquiring, or acquiring control of, one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, or contractual arrangements; we refer to these collectively as a business combination throughout this prospectus. We intend to identify prospective acquisitions that are located in Asia. “Asia” includes, without limitation, Vietnam as well as China, Japan and South Korea. Our efforts to identify a prospective target business will not be limited to a particular industry or area in Asia, although we initially intend to focus our efforts on acquiring an operating business that has its primary operating facilities located in the Socialist Republic of Vietnam. We are not currently considering or contemplating any specific business combination and we have not, nor has anyone on our behalf, contacted any potential target business, or had any discussions, formal or otherwise, with respect to any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination. None of our officers or directors has had any communications or discussions with any contacts regarding a potential business combination. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we, nor any of our agents or affiliates, has yet taken any measure, directly or indirectly, to locate a target business. To date, our efforts have been limited to organizational activities.

As the first U.S. listed blank check company with an initial stated focus of seeking a business combination with an operating business in Vietnam, we will seek to capitalize on our management team’s significant contacts and resources, including central and local Vietnamese government, private equity funds, public and private company contacts, investment bankers, attorneys and accountants, from which to generate acquisition opportunities. With the combination of our management’s experience in sourcing, structuring, financing and operating in a variety of industries, we believe that our management team has made us well prepared to explore attractive acquisition opportunities in Asia, and Vietnam, in particular.

Opportunities in Vietnam

According to the “World Factbook” of the Central Intelligence Agency, or the Factbook, the Vietnamese economy has undergone extensive transition since the implementation of economic reforms known as “Doi Moi” policy in 1986. Transferring from a centrally planned economy to an open market economy, we believe that Vietnam has become an attractive place for international investors for several reasons, including, among others, the following factors:

•	High GDP growth. Annual GDP growth rate averaged 7.4% from 1994 to 2003. In 2005, Vietnam reached its record annual GDP growth of 8.4%. With GDP growth of 8.2% in 2006, the nation with 83 million people as a consumer base has one of the fastest growing economies among the six biggest countries in Southeast Asia according to “Doing Derivatives May Double; Investors Enter Vietnam” by Ron Harui and Oliver Biggadike published on April 23, 2007 by Bloomberg News, or Bloomberg News. GDP growth for the agriculture, forestry and aquatic sector totaled 20.4% in 2006; construction, processing and exploring industries’ GDP growth rates in 2006 were 6.62%, 21.29% and 10.2%, respectively; commerce, hotel and restaurant, transport and tourism, and real estate had GDP growth rates of 13.64%, 3.68%, 4.50%, and 3.78%, respectively. The Vietnam government estimated future GDP growth rate at 7.5%-8% per year until 2010.

•	Substantial growth in domestic consumption. Domestic consumption increased in 2006 with retail sales of goods and services growing at a gross rate of 20.9% (or 13% net of inflation), almost three times the GDP growth rate. Such growth in domestic consumption can be primarily attributable to an increase in average expenditure per capita.
•	Access to a young, highly trained and educated workforce as well as favorable labor rates and efficient, low-cost manufacturing capabilities. According to the Factbook, Vietnam had a labor force of 44.58 million people as of 2006, the median age of the total population is only 26.4 years old and the literacy rate (age 15 and over that can read and write) is 90.3%, among the highest in Asia. The average monthly salary for a Vietnamese worker was only $114 in 2006.
•	Significant increase in investment capital. Foreign Direct Investment (FDI) increased to a record high of $10.2 billion in 2006, from 2005’s $5.8 billion level. FDI into manufacturing and real estate businesses have increased over the years. 68.9% and 15.1% of all the FDI in 2006 was made to manufacturing and real estate business, respectively. Total percentage of the work force employed by the foreign investment sector increased from 0.6% in 2000 to 1.6% in 2006.
•	Strengthening economy and legal framework and stable political environment. Vietnam’s membership in the ASEAN Free Trade Area (AFTA) and entry into the US-Vietnam Bilateral Trade Agreement in December 2001 have led to more rapid changes in Vietnam's trade and economic regime. Vietnam's exports to the US doubled in 2002 and again in 2003 according to the Factbook. Vietnam joined the WTO in January 2007, which is expected to provide an important boost to the economy and may help to ensure the continuation of liberalizing reforms. Vietnam has undertaken improvements to create a more favorable and transparent legal framework facilitating investment activities. Recent enforcements of investment law, enterprise law and securities law show strong commitments from the Vietnamese government to promote a more open and attractive investment environment.
•	Opportunities to capitalize in the equitization process of Vietnamese State Corporations. According to “Decision No. 1729/QD-TTg” by the Prime Minister of Vietnam, dated December 29, 2006, 71 State Corporations will be equitized during the 2007 – 2010 period. International investors will have opportunities to acquire previously state-owned enterprises.
•	Strengthening Vietnamese currency — the Dong. 2007 is the first year that Vietnam is an official member of the World Trade Organization (WTO) and anticipated increases in trade and capital inflows are expected to put more upward pressure on the currency. According to the Emerging Markets Monitor (EMM), the State Bank of Vietnam (SBV) is also actively working with the International Monetary Fund (IMF) to make the Dong fully convertible by 2010; and the SBV doubled the daily limit on Dong moves against the dollar to 0.5% this year, which will result in more liquidity, according to Bloomberg News.

Although these reforms have resulted in significant economic growth and social progress, these policies and measures may from time to time be modified or revised. Changes in economic policies or in the laws and regulations as well as various risks involved in doing business in Vietnam, including internal and international political risks, evolving financial accounting standards, expropriation and the potential for a reversal in economic conditions, could have a material adverse effect on the overall economic growth of Vietnam and could adversely affect our business operations. In addition, the government of Vietnam has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. If we are found to be in violation of any existing or future Vietnamese laws or regulations, the relevant Vietnamese regulatory authority may have the discretion to take actions against us and impose penalties which could have a material and adverse effect on our business operations.

Business Strategy

We have identified the following guidelines that we believe are important in evaluating prospective target businesses. However, we may decide to enter into a business combination with a target business that does not meet any or all of these guidelines.

•	Competitive position in industry with clear business model. We will seek to acquire businesses that have developed strong positions within their respective markets, are well positioned to capitalize on growth opportunities, have clear supply chain and organization structures and operate businesses with significant barriers to entry. We will carefully analyze the strengths and weaknesses of target businesses relative to their competitors, including product quality, customer loyalty, brand positioning and capitalization.
•	Experienced management team. We will seek to acquire businesses that have experienced management teams with a proven track record in order to deliver growth and profits through strategic business management.
•	High level of government support. It is essential to have a high level of government support for the industry in which our acquisition will occur in order to ensure the industry’s growth and foreign investors’ profit expatriation. Our local Vietnamese advisors will monitor closely the recent policies and government future planning.
•	Established companies with positive cash flow. We will generally seek to acquire established companies with a history of positive earnings before interest, taxes, depreciation and amortization.

Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the amount in our trust account (excluding deferred underwriting discounts and commissions of approximately $1,260,000, or approximately $1,449,000 if the over-allotment option is exercised in full) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than majority voting control of the target business. This restriction will not preclude a reverse merger or similar transaction in which we acquire, or acquire control of, the target business. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the amount in our trust account (excluding deferred underwriting discounts and commissions held in the trust account).

The target business or businesses that we acquire may collectively have a fair market value substantially in excess of 80% of the amount in our trust account (excluding deferred underwriting discounts and commissions held in the trust account). In order to consummate our initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of the target business, seek to raise additional funds through a private offering of debt or equity securities and/or obtain financing from other sources. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our shareholders prior to the business combination could end up owning a minority of the combined company as there is no requirement that our shareholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue our debt or equity securities and have no current intention of doing so, nor can we assure you that we will be able to locate or enter into a business combination with a target business on favorable terms or at all.

Our offices are located at 61 Hue Lane, Hai Ba Trung District, Hanoi, Vietnam and our telephone number at that office is +84 49764136.

Private Placement

The underwriters, Eric M. Zachs and Robert H. J. Lee, our president and chairman, respectively, Eliezer Katz, our special advisor, Nihn Sang, an existing shareholder, and Philip Katz, an individual investor, have agreed to purchase, using their own funds, in a private placement that will occur immediately prior to the date of this prospectus, 1,873,684 warrants, or founder warrants, at a purchase price of $0.95 per warrant. Each founder warrant purchased in the private placement entitles the holder to purchase one share of our common stock at a purchase price of $5.00 per share. In the absence of an active trading market for our securities, the $0.95 purchase price for the founder warrants was determined jointly by the underwriters and us after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The purchase price of these founder warrants will be added to the amount to be held in the trust account pending the completion of our initial business combination. The private placement will result in an aggregate of $1,780,000 in net proceeds to us.

If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the proceeds of $1,780,000 from the sale of the founder warrants will become part of the amount payable to the holders of shares of our common stock sold as part of the units in this offering or acquired in the aftermarket (including our existing shareholders, or the persons and entities that held shares of our common stock immediately prior to the date of this offering, but only to the extent that they purchase or acquire securities in this offering or in the aftermarket), to whom we refer as our public shareholders throughout this prospectus, upon our dissolution and the subsequent liquidation of the trust account and the founder warrants will expire worthless. Similarly, this purchase price will become part of any conversion amount paid to converting shareholders.

The founder warrants will be identical to the warrants offered in this offering, except that (i) the founder warrants are not subject to redemption so long as they are held by the original purchasers or their permitted transferees, (ii) the founder warrants may be exercised on a cashless basis so long as they are held by the original purchasers or their permitted transferees while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (iii) upon an exercise of the founder warrants, the holders of the founder warrants will receive unregistered shares of our common stock, and (iv) subject to certain limited exceptions, the founder warrants are not transferable until they are released from escrow, as described below, which would only be after the consummation of a business combination. The founder warrants will be differentiated from warrants sold in this offering through legends contained on the certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such founder warrants as described in this prospectus.

Exercising warrants on a “cashless basis” means that, in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder forfeits a number of shares issuable upon exercise of the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the founder warrants are exercised on a cashless basis. Warrants included in the units sold in the offering are not exercisable on a cashless basis and the exercise price with respect to these warrants will be paid directly to us.

The founder warrants will be placed in an escrow account at Continental Stock Transfer & Trust Company, acting as escrow agent, and will not be released from escrow until 60 days after the consummation of our initial business combination. Prior to their release from escrow, the founder warrants held by the underwriters may be transferred to their respective officers, partners or employees, or their affiliates, the founder warrants held by our existing shareholders may be transferred (i) to our directors, officers or employees, or their affiliates, or (ii) to family members and trusts of permitted assignees for estate planning purposes or, upon the death of any such person, to an estate or beneficiaries of permitted assignees and the founder warrants held by Philip Katz may be transferred to family and trusts of permitted assignees for estate planning purposes, or upon death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions as the original purchasers until after the founder warrants are released from escrow.

The holders of the founder warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus to enable their resale commencing on the date such warrants become exercisable. The founder warrants are non-redeemable, so long as they are held by the original purchasers or their permitted transferees in order to provide such purchasers a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until two years after the date of this prospectus.

With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

THE OFFERING

Securities offered
4,500,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option or (ii) its exercise in full. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet may include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an additional Current Report on Form 8-K, including updated financial information to reflect the exercise of the over-allotment option. For more information, see “Description of Securities — Units.” Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website at http://www.sec.gov after the filing. The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.
Common stock:
Number of shares outstanding before this offering
1,293,750 shares(1)
Number of shares to be outstanding after this offering
5,625,000 shares(2)
Warrants:
Number outstanding before this offering and the private placement
0 warrants
Number to be outstanding after this offering and the private placement
6,373,684 warrants(3)

(1)	Includes 168,750 shares of common stock that are subject to forfeiture by our existing shareholders to the extent the underwriters’ over-allotment option is not exercised in full, so that, upon such forfeiture, our existing shareholders will own 20% of the issued and outstanding shares of common stock.

(2)	Assumes the underwriters’ over-allotment option has not been exercised and an aggregate of 168,750 shares of common stock have been forfeited by our existing shareholders.

(3)	Includes 1,271,429 founder warrants to be sold to the underwriters, our existing shareholders and Philip Katz, an individual investor, in the private placement.

Exercisability
Each warrant is exercisable for one share of common stock.
Exercise price
$5.00
Warrants included in the units issued in this offering are not exercisable on a cashless basis. In no event shall a warrant holder be entitled to receive a net cash settlement upon the exercise of warrants.
Exercise period
The warrants will become exercisable on the later of:
• the completion of our initial business combination on the termsdescribed in this prospectus; and
• [• ], 2009 [one year after the date of this prospectus].
However, the warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. All warrants will expire at 5:00 p.m., New York City time, on [• ], 2012 [four years after the date of this prospectus], or earlier, upon redemption.
Redemption
Once the warrants become exercisable, we may redeem the outstanding warrants (except for the founder warrants, which are not redeemable so long as they are held by the original purchasers or their permitted transferees), including any outstanding warrants issued upon exercise of the unit purchase option by the underwriters, at any time:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•

only if the reported last sale price of the common stock equals or exceeds $10.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established the last condition above to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of our common stock will exceed $10.00 or the warrant exercise price after the redemption call is made. We do not need the consent of the underwriters or our shareholders to redeem the outstanding warrants.

We will not redeem the warrants unless we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus is available throughout the 30-day notice of redemption period.
Private placement of founder warrants
The underwriters, Eric M. Zachs and Robert H.J. Lee, our president and chairman, respectively, Eliezer Katz, our special advisor, Nihn Sang, an existing shareholder, and Philip Katz, an individual investor, have agreed to purchase, using their own funds, in a private placement that will occur immediately prior to the date of this prospectus, 1,873,684 warrants, or founder warrants, at a purchase price of $0.95 per founder warrant, each exercisable for one share of our common stock at a price of $5.00. In the absence of an active trading market for our securities, the $0.95 purchase price for the founder warrants was determined jointly by the underwriters and us, after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public shareholders.
The founder warrants will be identical to the warrants included in the units sold in this offering, except that (i) the founder warrants are not subject to redemption so long as they are held by the original purchasers or their permitted transferees, (ii) the founder warrants may be exercised on a cashless basis so long as they are held by the original purchasers or their permitted transferees, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (iii) upon an exercise of the founder warrants, the holders of the founder warrants will receive unregistered shares of our common stock, and (iv) subject to certain limited exceptions, the founder warrants are not transferable until they are released from escrow, as described below.
Exercising warrants on a “cashless basis” means that, in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder forfeits a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the founder warrants are exercised on a cashless basis. Warrants included in the units sold in the offering are not exercisable on a cashless basis and the exercise price with respect to these warrants will be paid directly to us.
Commencing on the date on which the applicable escrow period expires, the holders of such founder warrants will be entitled to registration rights with respect to the founder warrants and the shares of common stock issuable upon exercise of the founder warrants pursuant to the terms of an agreement to be entered into on or before the date of this prospectus in connection with the private placement.
Subject to the limited exceptions described below, the founder warrants are not transferable or saleable until they are released from escrow. The founder warrants will not be released from escrow until 60 days after the consummation of our initial business combination. Prior to their release from escrow, the founder warrants held by the underwriters may be transferred to their respective officers, partners or employees, or their affiliates, the founder warrants held by our existing shareholders may be transferred (i) to our directors, officers or employees or their affiliates, or (ii) to family members and trusts of permitted assignees for estate planning purposes or, upon the death of any such person, to an estate or beneficiaries of permitted assignees and the founder warrants held by Philip Katz may be transferred to family and trusts of permitted assignees for estate planning purposes, or upon death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions as the original purchasers until after the founder warrants are released from escrow. With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants included in the units offered pursuant to this prospectus.
Limited payments to insiders
Neither we nor any target business will pay any fees, cash payments or other compensation, including equity compensation, to our existing shareholders, officers and directors, or their affiliates, prior to, or for any services they render, in order to effectuate, the consummation of our initial business combination other than:
• repayment of a $200,100 non-interest bearing loan made to us by Eric Zachs, our president and a member of our board of directors, to cover a portion of our formation and offering expenses;

•

payment of up to $7,500 per month to Bantry Bay Ventures-Asia, LLC for office space and administrative services. We believe that, based on rents and fees for similar services in the Hanoi, Vietnam area (and in Hartford, Connecticut with respect to certain services), the fees charged by Bantry Bay Ventures-Asia, LLC are at least as favorable as we could have obtained from unaffiliated third parties; and

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reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations.

There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which may include persons who seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Proposed OTC Bulletin Board symbols for our:
Units
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Common stock
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Warrants
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Offering and private placement proceeds to be held in the trust account
$36,000,000 of the proceeds of this offering and the private placement (or $41,400,000, if the over-allotment option is exercised in full), or approximately $8.00 per unit, will be placed in a trust account at JPMorgan Chase Bank maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include the $1,780,000 in net proceeds from the private placement and $1,260,000 in deferred underwriting discounts and commissions, or $1,449,000, if the underwriters’ over-allotment option is exercised in full. The underwriters have agreed that the deferred underwriting discounts and commissions will not be paid unless and until we consummate our initial business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. Except as set forth below, the amounts in the trust account will not be released until the earlier of the completion of our initial business combination or our liquidation. See “Use of Proceeds.” Therefore, unless and until our initial business combination is consummated, the amounts held in the trust account will not be available to pay any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect a business combination.
Notwithstanding the foregoing, there can be released to us from the trust account interest earned (net of taxes) on the funds in the trust account (i) up to an aggregate of $1,150,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements, (ii) any amounts we may need to pay our income tax obligations and (iii) amounts to be paid to converting shareholders that vote against the extended period, if approved, as described in this prospectus. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the $100,000 of net proceeds of this offering not held in the trust account.
None of the warrants may be exercised until the later of [• ], 2009 and the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, after the consummation of our initial business combination, the proceeds from the exercise of the warrants will be paid directly to us and not placed in the trust account.

Condition to consummating our initial business combination
Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the amount in our trust account (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such business combination.
Articles of incorporation
Our amended and restated articles of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of our initial business combination. Specifically, it provides that:

•

if we have entered into a letter of intent or definitive agreement with respect to a business combination within 18 months of the consummation of this offering, and we anticipate that we may not be able to consummate a business combination within 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In such case, we will present such proposal to our shareholders. In order to approve the extended period, we must receive shareholder approval of a majority of our common stock voted by our public shareholders and public shareholders owning less than 30% of the common stock purchased by the public shareholders in this offering both vote against the extended period and exercise their conversion rights;

•

if we do not enter into a letter of intent, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if the holders of 30% or more of the shares sold in this offering vote against the proposed extension beyond 24 months to 36 months and elect to convert their shares for a pro rata share of the trust account or we do not receive shareholder approval for such extension and we are not be able to complete our initial business combination within such 24 month period, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•

our corporate existence will cease 36 months after the consummation of this offering for the purposes of winding up our affairs and liquidating pursuant to the Business Corporations Act of the Marshall Islands, if we are unable to complete a business combination;

• if the extended period is approved, public shareholders who voted against such proposal and exercised their conversion rights will receive their pro rata share of the trust account;
• prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;

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we may consummate our initial business combination if: (i) the business combination is approved by a majority of the common stock voted by our public shareholders, (ii) an amendment to our amended and restated articles of incorporation allowing our perpetual existence is approved by a majority of our outstanding common stock and (iii) shareholders owning less than 30% of the common stock purchased by the public shareholders in this offering exercise their conversion rights (on a cumulative basis, including shares converted in connection with our seeking shareholder approval for the extended period, if applicable);

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if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

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if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public shareholders their pro rata share of the trust account;

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our management will take all actions necessary to liquidate our trust account to our public shareholders as part of our plan of distribution if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus;

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our shareholders’ rights to receive a portion of the trust account are limited such that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders as part of our plan of distribution or upon the exercise of their conversion rights; and

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we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or control through contractual arrangements or similar transaction, other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions) at the time of such business combination.

Our amended and restated articles of incorporation prohibits the amendment of the above-described provisions without the affirmative vote of 95% of the shares issued in this offering.

However, because the validity of a 95% supermajority provision restricting amendment of the amended and restated articles of incorporation under Marshall Islands law has not been settled, a court could conclude that it violates the shareholders’ implicit rights to amend the amended and restated articles of incorporation. However, we view the foregoing provisions as obligations to our shareholders and we will not waive or amend any of these provisions except in connection with the consummation of our initial business combination.
Possible extension of time to consummate a business combination to 36 months
Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the consummation of this offering (and we anticipate that we may not be able to consummate a business combination within the 24 month period), we may seek to extend the time period within which we may complete our business combination to 36 months, by calling a special (or annual) meeting of our shareholders for the purpose of soliciting their approval for such extension.
We believe that extending the date before which we must complete our business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in Vietnam, China or elsewhere in Asia, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with different financial accounting standards, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to China or Vietnam state-owned enterprises) and the requirements of complex Vietnamese and Chinese regulatory filings and approvals. If we enter into an agreement near the end of this 18 month period, we would have only six months in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and applicable regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions.
If holders of 30% or more of the shares sold in this offering both vote against the proposed extension to 36 months and elect to convert their shares for a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will liquidate. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of the votes cast by public shareholders who vote at the special (or annual) meeting called for the purpose of approving such extension.
If we receive shareholder approval for the extended period and holders of 30% or more of the shares sold in this offering do not vote against the extended period and elect to convert their common stock in connection with the vote for the extended period, we will then have an additional 12 months in which to complete the initial business combination. We will still be required to seek shareholder approval before completing our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for at least three years.
A shareholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.
Shareholders who vote against the extended period and exercise their conversion rights will not be able to vote on the initial business combination. All other shareholders will be able to vote on the initial business combination.
Public shareholders who cause us to convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units, provided they continue to hold any such warrants.
If at the end of such 36 month period we have not effected a business combination, pursuant to our amended and restated articles of incorporation, our corporate existence will automatically cease without the need for a shareholder vote.
Shareholders must approve business combination
Pursuant to our amended and restated articles of incorporation, we will seek shareholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under applicable law. We view this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our amended and restated articles of incorporation. We will proceed with a business combination only if a majority of the shares of common stock voted by public shareholders (including our existing shareholders with respect to shares purchased in this offering or otherwise acquired in the aftermarket by them) are voted in favor of the business combination, if a majority of our outstanding shares of common stock approve an amendment to our amended and restated articles of incorporation to permit our perpetual existence and public shareholders owning less than 30% of the aggregate shares sold in this offering exercise their conversion rights, on a cumulative basis, which includes any shareholders who previously exercised their conversion rights in connection with the shareholder vote required to approve the extended period and our initial business combination as described below under “Proposed Business — Opportunity for shareholder approval of business combination.”
If, at the end of the applicable 18 or 24 month period, as described below, we have not obtained shareholder approval for an initial business combination, or at the end of the 24 month period we have not obtained shareholder approval of the extended period, we will dissolve as promptly as practicable and liquidate and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes paid and payable on such interest and net of interest income of up to an aggregate of $1,000,000 of the interest earned, net of taxes, on the trust account previously released to us. If we seek approval from our shareholders to approve the extended period or to consummate a business combination 24 months after the consummation of this offering, the proxy statement related to the extended period or the business combination will also seek shareholder approval for our board of directors’ recommended plan of distribution and liquidation in the event our shareholders do not approve the extended period or the business combination. If, at the end of the 36 month period, we have not obtained shareholder approval for an initial business combination, our corporate existence will automatically cease.
In connection with the vote required to approve the extended period and/or our initial business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to the date of this prospectus in accordance with the majority of the shares of common stock voted by the public shareholders. They have also agreed that if they acquire shares of common stock in the offering or in the aftermarket, they will vote all such shares in favor of the extended period, if any, and our initial business combination.
We will proceed with our initial business combination only if a majority of our outstanding shares of common stock approve an amendment to our amended and restated articles of incorporation to allow our perpetual existence and public shareholders owning less than 30% of the aggregate shares sold in this offering vote against the business combination and exercise their conversion rights on a cumulative basis, including any shareholders who previously exercised their conversion rights in connection with the shareholder vote required to approve the extended period, if any.
Accordingly, it is our intention to structure and consummate a business combination in which public shareholders holding not more than 1,349,999 shares of our common stock exercise their conversion rights (on a cumulative basis) in which case the business combination may still be consummated. Although a 20% threshold has been more typical in offerings of this type, we have increased the threshold to reduce the risk of a small group of shareholders exercising undue influence on the approval process. However, the 30% threshold does entail certain risks, including making it easier for us to obtain shareholder approval of an initial business combination and possibly impeding our ability to consummate the most desirable business combination or optimize our capital structure.
Voting against the business combination alone will not result in conversion of a shareholder’s shares for a pro rata share of the trust account. Such shareholder must have also exercised its conversion rights described below. Even if our public shareholders holding less than 30% of our shares of common stock exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds with a fair market value less than 80% of the amount in our trust account (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination. In such event, we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate.
Conversion rights for shareholders voting to reject the extended period or our initial business combination
Public shareholders voting against the extended period or our initial business combination, as the case may be, will be entitled to cause us to convert their common stock for a pro rata share of the aggregate amount then in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $1,150,000 of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital and general corporate requirements. Voting against the proposal for the extended period, if any, or for our initial business combination alone will not result in the conversion of a shareholder’s shares for a pro-rata portion of the trust account. The right of conversion is only valid when a shareholder exercises such conversion rights. Shareholders voting against (i) the extended period will only have the right to cause us to convert their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to convert their shares if our initial business combination is approved and completed. Public shareholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of the meeting for the extended period or upon consummation of a business combination, as the case may be, and will have the right to exercise any warrants they own when the warrants are exercisable. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to approximately $10,799,992 (assuming conversion of the maximum of one share less than 30% of the eligible common stock). We intend to structure and consummate any potential business combination in a manner such that approximately 30% of the common stock purchased by the public shareholders in this offering, on a cumulative basis, could cause us to convert the public shareholders’ common stock for a pro rata share of the aggregate amount then on deposit in each case in the trust account, and the business combination could still be consummated.
The initial per share conversion price in both cases is approximately $8.00 per share. Since this amount may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public shareholders to exercise their conversion rights.

Notwithstanding the foregoing, our amended and restated articles of incorporation provide that a public shareholder, together with any affiliate or other person with whom such public shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion with respect to more than 10% of the shares sold in this offering, but such a public shareholder would still be entitled to vote against a proposed business combination with respect to all shares owned, whether directly or indirectly, through one or more affiliates. We believe this restriction will discourage investors from accumulating large blocks of our shares of common stock prior to the vote to approve a proposed business combination and subsequent attempts by such shareholders to use their conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, an investor who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if such public shareholder’s shares are not purchased by us or our management at a premium to the then current market price. By limiting a public shareholder’s ability to redeem only 10% of the shares sold in this offering, we believe we will limit the ability of a small group of investors to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, nothing otherwise, including in our amended and restated articles of incorporation or by-laws, restricts our public shareholders’ ability to vote all of their shares against a proposed business combination.
We may require public shareholders to tender their certificates to our transfer agent prior to the special or annual meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to the extended period or the initial business combination if we impose this requirement. If we elect to require physical delivery of the share certificates, we would expect that shareholders would have to comply with the following steps. If the shares are held in street name, shareholders must instruct their account executive at the shareholders’ bank or broker to withdraw the shares from the shareholders’ account and request that a physical certificate be issued in the shareholders’ name. Our transfer agent will be available to assist with this process. No later than the day prior to the shareholder meeting, the written instructions stating that the shareholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the shareholder has held the shares since the record date and will continue to hold them through the shareholder meeting and the closing of our business combination, if applicable, must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the shareholder meeting will not be converted into cash. In the event a shareholder tenders his or her shares and decides prior to the shareholder meeting that he or she does not want to convert his or her shares, the shareholder may withdraw the tender up to the date of the applicable meeting. In the event that a shareholder tenders shares in connection with the vote on the business combination and our business combination is not completed, these shares will not be converted into cash and the physical certificate representing these shares will be returned to the shareholder.
Liquidation and dissolution if no business combination
If we do not enter into a letter of intent, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if the holders of 30% or more of the shares sold in this offering vote against a proposed extension, if any, beyond 24 months to 36 months and elect to convert their shares for a pro rata share of the trust account or we do not receive shareholder approval for such extension (and we are not able to complete our initial business combination within such 24 month period), our amended and restated articles of incorporation provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Pursuant to Marshall Islands law, this dissolution also requires the affirmative vote of shareholders owning a majority of our then outstanding common stock. In such event, we will promptly prepare a proxy statement and notice of a special meeting of shareholders to seek shareholder approval as set forth below. If we fail to obtain such approval, however, our amended and restated articles of incorporation also provides that our corporate existence will automatically cease 36 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating. This removes the necessity to obtain formal shareholder approval of our dissolution and liquidation. At the time we submit our proposed initial business combination to our shareholders for approval, we will also submit to them a proposal to amend our amended and restated articles of incorporation to provide for our perpetual existence. We will only consummate a business combination if shareholders vote both in favor of the business combination and the amendment to provide for our perpetual existence. Approval of the business combination requires approval of a majority of the common stock voted by the public shareholders (including our existing shareholders with respect to shares purchased in this offering or otherwise acquired in the public markets by them) and the amendment to our amended and restated articles of incorporation to allow for our perpetual existence will require approval of a majority of our outstanding shares of common stock. If we receive shareholder approval for the extended period and holders of 30% or more of the shares sold in this offering do not elect to convert their shares in connection with the vote for the extended period, and we are unable to consummate our initial business combination within the extended period, as soon as practicable thereafter we will adopt a plan of distribution in accordance with Marshall Islands law.

Under the Business Corporations Act of the Republic of the Marshall Islands, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 106 of the Business Corporations Act of the Marshall Islands intended to ensure that we make reasonable provision for all claims against us, including a minimum 6-month notice period during which any third-party claims can be brought against us, any liability of shareholders with respect to a liquidating distribution should be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder would be barred after the expiration of the period specified in the notice. However, it is our intention to make liquidating distributions to our public shareholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, to the extent not covered by the indemnities provided by Messrs. Zachs and Lee, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.
While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Eric M. Zachs and Robert H. J. Lee, our president and chairman, respectively, and members of our board of directors, have agreed that they will be personally liable, on a joint and several basis to ensure that the amounts in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, in the event that such target business, vendors or entities did not execute a valid and enforceable waiver. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from Messrs. Zachs and Lee, such as shareholders and other claimants who are not parties in contract with us who file a claim for damages against us. If a claim were made that resulted in Messrs. Zachs and Lee having personal liability and they refused to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. However, we have not requested that Messrs. Zachs and Lee reserve for such indemnification obligations, and therefore, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. Additionally, we have not independently verified the ability of Messrs. Zachs and Lee to satisfy such indemnification obligations.
Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. In addition, our officers, directors and existing shareholders have agreed to waive any claim against us and the trust account, other than with respect to any shares of our common stock acquired by it or them in this offering or in the open market following the consummation of this offering. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Zachs and Lee have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $75,000 to $125,000) and have agreed not to seek or accept repayment for such expenses.
Escrow of existing shareholders’ initial shares and founder warrants
On the date of this prospectus, our existing shareholders, including all of our officers and directors, will place the shares of common stock they own before the completion of this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. These initial shares will not be transferable during the applicable escrow period (as defined below), except that such initial shares may be transferred (i) to our directors, officers or employees or their affiliates, or (ii) to family members and trusts of permitted assignees for estate planning purposes, or upon the death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferee will be subject to the same transfer restrictions as our existing shareholders until after the shares are released from escrow. Any shares held by these transferees would remain subject to the stock escrow agreement. The shares will not be released from escrow until one year after the consummation of our initial business combination or earlier if, following a business combination, we consummate a transaction that results in all of our shareholders having the right to exchange their shares of common stock for cash, securities or other property.
Additionally, on the date of this prospectus, the founder warrants will be placed into a separate escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. The founder warrants will not be transferable during the escrow period and will not be released from escrow until 60 days after the completion of our initial business combination, except that such founder warrants held by the underwriters may be transferred to their respective officers, partners or employees, or their affiliates, the founder warrants held by our existing shareholders may be transferred (i) to our directors, officers or employees or their affiliates, or (ii) to family members and trusts of permitted assignees for estate planning purposes or, upon the death of any such person, to an estate or beneficiaries of permitted assignees and the founder warrants held by Philip Katz may be transferred to family and trusts of permitted assignees for estate planning purposes, or upon death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions as the original purchasers until after the founder warrants are released from escrow. Any founder warrants held by these transferees would remain subject to the warrant escrow agreement.
Conflicts of interest
Members of our management team and our directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to affiliations with other companies, members of our management team and our directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause conflicts of interest. For a discussion of potential conflicts of interest that you should be aware of, please see “Risk Factors” and “Management — Conflicts of Interest.”
Determination of offering amount
We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. In making such determination, our management also considered what size of offering we believed would be successfully received given market conditions, our management, and the size of initial public offerings of other similarly structured blank check companies. We believe that this amount of capital, plus our ability to finance an acquisition using equity or debt, in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination.
This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. and we do not satisfy such association’s policy regarding unsound financial condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 23 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	October 1, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)	$(60,000)	$34,855,000
Total assets	$225,100	$36,115,000
Total liabilities(2)	$210,100	$1,260,000
Value of common stock which may be converted for cash(3)	$—	$10,799,992
Shareholders’ equity	$15,000	$24,055,008

(1)	The “as adjusted” information gives effect to the sale of the units in this offering and the founder warrants being sold in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.
(2)	The “as adjusted” liabilities consist of the underwriters’ deferred discounts and commissions.
(3)	If we consummate a business combination or extend the time to consummate a business combination, public shareholders who voted against the extended period or business combination, as the case may be, will be entitled to convert their stock for cash in the approximate amount of $8.00 per share (or $10,799,992 in the aggregate) which includes $0.28 per share of which will be funded through a portion of the deferred underwriting discount and commissions, which the underwriters have agreed to forfeit in order to pay the converting shareholders. These amounts do not take into account interest earned on, and retained in, the trust account.

The total assets (as adjusted) amount includes the $36,000,000 held in the trust account, which will be distributed on completion of our initial business combination (i) to any public shareholders who exercise their conversion rights, (ii) to the underwriters in the amount of $1,260,000 (or $1,449,000, if the underwriters’ over-allotment option is exercised in full), and (iii) to us in the amount remaining in the trust account following the payment to any public shareholders who exercise their conversion rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of a business combination within the time period described in this prospectus unless previously distributed to shareholders that voted against the extended period, if any, and exercised their conversion rights. If a business combination is not so consummated, we will liquidate the trust account and the amounts held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of (i) up to $1,150,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income tax obligations, will be distributed solely to our public shareholders (subject to our obligations under Marshall Islands law to provide for claims of creditors).

We will not proceed with a business combination if public shareholders owning 30% or more of the shares sold in this offering vote against a proposed extension, if any, and the business combination, on a cumulative basis, and exercise their conversion rights. Accordingly, we may effect a business combination if public shareholders owning up to one share less than 30% of the shares sold in this offering vote against the business combination and exercise their conversion rights on a cumulative basis. If this occurred, we would be required to convert to cash up to 1,349,999 of the 4,500,000 shares included in the units sold in this offering at an initial per share conversion price of approximately $8.00 (for a total of approximately $10,799,992), without taking into account interest earned on the trust account or any claims that may be brought by creditors. The actual per share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest after distribution of interest income on the trust account balance to us as described above, as of the date of the meeting of shareholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of the business combination, as the case may be,
•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated With Our Business

We are a recently formed development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire, or acquire control of, an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to complete a business combination within the required time frame, in which case our corporate existence will terminate and we will be forced to liquidate.

We must complete a business combination with a business or businesses whose fair market value is at least 80% of the amount in our trust account (excluding deferred underwriting discounts and commissions held in the trust account) at the time of the business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period, or, if extended pursuant to a shareholder vote as described in this prospectus, within 36 months from the consummation of this offering). Unless extended to 36 months, if we fail to consummate a business combination within the required time frame, we will, in accordance with our amended and restated articles of incorporation dissolve, liquidate and wind up. In any event, if, at the end of the 36 month period we have not obtained shareholder approval for an initial business combination, our corporate existence will automatically cease. We may not be able to consummate a business combination for any number of reasons. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of a business combination. Furthermore, we will be unable to consummate a business combination if holders of 30% or more of the shares sold in this offering elect to convert their stock (on a cumulative basis) into a pro rata share of the trust account even if a majority of our shareholders approve the transaction. If we fail to complete a specific business combination after expending substantial management time and attention and substantial costs for accountants, attorneys, and other advisors, such costs likely would not be recoverable, which could materially adversely affect subsequent attempts to locate and acquire another target business within the required time frame. We do not have any specific business combination under consideration and neither we nor any representative acting on our behalf has had any contacts with any target businesses regarding a business combination nor taken any direct or indirect actions to locate or search for a target business.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated articles of incorporation, to seek to extend the date before which we must complete an initial business combination to 36 months. As a result, your funds may be held in the trust account for at least three years.

Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the more typical 24 months to 36 months by calling a special (or annual) meeting of our shareholders for the purpose of soliciting their approval for such extension. We believe that extending the date before which we must complete our business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in Vietnam, China or elsewhere in Asia, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with different financial accounting standards, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to China or Vietnam state-owned enterprises) and the requirements of complex Vietnamese and Chinese regulatory filings and approvals. If we enter into an agreement near the end of this 18 month period, we would have only six months in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and applicable regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions. If the proposal for the extension to 36 months is approved by our shareholders as described in this prospectus, we will have an additional 12 months beyond the more usual 24 month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for more than three years and thus delay the receipt by you of your funds from the trust account on conversion or liquidation.

If we dissolve and liquidate because we have not consummated a business combination within the required time frame, our public shareholders may receive less than $8.00 per share on distribution and our warrants will expire worthless.

Pursuant to our amended and restated articles of incorporation, among other things, we must liquidate if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period, or within 36 months if the extended period is approved). Upon dissolution, we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account (net of taxes payable and that portion of the interest earned previously released to us) and net assets held outside the trust account. Our existing shareholders have waived their rights to participate in any liquidating distribution with respect to their existing shareholders’ common stock and have agreed to vote in favor of any dissolution and plan of distribution which we will present to our shareholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation of the trust account from our remaining assets outside of the trust account, and we estimate such costs to be between $75,000 and $125,000, if not done in connection with a shareholder vote with respect to the extended period of a potential business combination. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our shareholder-approved dissolution and plan of distribution. Concurrently, we shall pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations, although we cannot give you assurances that there will be sufficient funds outside the trust account for such purpose. The amounts held in the trust account may be subject to claims by third parties, such as vendors, prospective target business or other entities, if we do not obtain waivers in advance from such third parties prior to such parties providing us with services or entering into arrangements with them. We have not received any waiver agreements at this time and we cannot assure you that such waivers will be obtained or will be enforceable. Each of Eric M. Zachs and Robert H.J. Lee have agreed that, if we dissolve prior to the consummation of a business combination, they will jointly and severally indemnify us for all claims of creditors or any potential target businesses, to the extent we fail to obtain valid and enforceable waivers from such parties to ensure that the proceeds in the trust account are not reduced. However, we cannot assure you that they will be able to satisfy those obligations. We do not intend to take any additional measures to ensure that the funds of the trust account will not be depleted by claims against the trust account. Accordingly, upon dissolution and liquidation, the estimated per share liquidating distribution will be approximately $8.00, which is less than $8.00 per share because of the expenses of this offering, our general and administrative expenses and the planned costs of seeking a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to Offerings of Blank Check Companies” on page 75.

Under Marshall Islands law, the requirements and restrictions relating to this offering contained in our articles of incorporation may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our amended and restated articles of incorporation contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated articles of incorporation provide, among other things, that:

•	if we have entered into a letter of intent or definitive agreement with respect to a business combination within 18 months of the consummation of this offering, and we anticipate that we may not be able to consummate a business combination within 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In such case, we will present such proposal to our shareholders. In order to approve the extended period, we must receive shareholder approval of a majority of our common stock voted by our public shareholders and public shareholders owning less than 30% of the common stock purchased by the public shareholders in this offering both vote against the extended period and exercise their conversion rights;
•	if we do not enter into a letter of intent, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if the holders of 30% or more of the shares sold in this offering vote against the proposed extension beyond 24 months to 36 months and elect to convert their shares for a pro rata share of the trust account or we do not receive shareholder approval for such extension and we are not be able to complete our initial business combination within such 24 month period, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;
•	our corporate existence will cease 36 months after the consummation of this offering for the purposes of winding up our affairs and liquidating pursuant to Section 105 of the Business Corporations Act of the Marshall Islands, if we are unable to complete a business combination;
•	if the extended period is approved, public shareholders who voted against such proposal and exercised their conversion rights will receive their pro rata share of the trust account;
•	prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;
•	we may consummate our initial business combination if: (i) the business combination is approved by a majority of the common stock voted by our public shareholders, (ii) an amendment to our amended and restated articles of incorporation allowing our perpetual existence is approved by a majority of our outstanding common stock and (iii) shareholders owning less than 30% of the common stock purchased by the public shareholders in this offering exercise their conversion rights (on a cumulative basis, including shares converted in connection with our seeking shareholder approval for the extended period, if applicable);
•	if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;
•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public shareholders their pro rata share of the trust account;
•	our management will take all actions necessary to liquidate our trust account to our public shareholders as part of our plan of distribution if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus;
•	our shareholders’ rights to receive a portion of the trust fund are limited such that they may only receive a portion of the trust fund upon liquidation of our trust account to our public shareholders as part of our plan of distribution or upon the exercise of their conversion rights; and
•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or control through contractual arrangements or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions) at the time of such business combination.

Our amended and restated articles of incorporation prohibits the amendment of the above-described provisions without the affirmative vote of 95% of the shares issued in this offering. However, because the validity of a 95% supermajority provision restricting amendment of the amended and restated articles of incorporation under Marshall Islands law, which follows Delaware law, has not been settled, a court could conclude that it violates the shareholders’ implicit rights to amend the amended and restated articles of incorporation. In that case, some or all of the above provisions could be amended without supermajority consent and any such amendment could reduce or eliminate the protection afforded to our shareholders.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination it may be more difficult for us to do so.

Based upon publicly available information, as of January 22, 2008, approximately 148 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 45 companies have consummated a business combination, while 24 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination and seven companies have failed to consummate a business combination and have either returned or announced their intention to return proceeds to their stockholders. Accordingly, there are approximately 72 blank check companies with more than $12.2 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. Further, the fact that only 69 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours.

If third parties bring claims against us, the amount held in the trust account could be reduced and the per share liquidation price received by shareholders will be less than $8.00 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the amount held in the trust account could be subject to claims which could take priority over the claims of our public shareholders and the per share liquidation price could be less than $8.00, plus interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, Messrs. Zachs and Lee, our president and chairman, respectively, and members of our board of directors, have agreed that they will be personally liable, on a joint and several basis to ensure that the amounts in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, to the extent that such target businesses, vendors or entities did not execute a valid and enforceable waiver. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from Messrs. Zachs and Lee, such as shareholders and other claimants who are not parties in contract with us who file a claim for damages against us. If a claim were made that resulted in Messrs. Zachs and Lee having personal liability and they refused to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. However, we have not requested that either of Messrs. Zachs or Lee reserve for these indemnification obligations, and we therefore cannot assure you that they will be able to satisfy those obligations if required to do so or that the amounts in the trust account will not be reduced by such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the amounts held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our public shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $8.00 per share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we do not effect our initial business combination within 36 months after consummation of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Marshall Islands Business Corporations Act, in which case we will as promptly as practicable thereafter adopt a plan of distribution. If we seek approval from our shareholders to approve the extended period or to consummate a business combination 24 months after the consummation of this offering, the proxy statement related to the extended period or the business combination will also seek shareholder approval for our board of directors’ recommended plan of distribution and liquidation in the event our shareholders do not approve the extended period or the business combination. Under Marshall Islands law, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with the procedures set forth in Section 106 of the Business Corporations Act, which are intended to ensure that we make reasonable provision for all claims against us, including a six month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to shareholders, any liability of a shareholder with respect to a liquidating distribution is limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder would be barred after the period set forth in such notice. However, it is our intention to make liquidating distributions to our shareholders as soon as reasonably possible after dissolution and we do not intend to comply with the six month notice period (which would result in Messrs. Zachs and Lee being liable for claims for which we did not provide). As such, to the extent Messrs. Zachs and Lee cannot cover such liabilities, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the consummation of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. However, we cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after 18 or 24 months (or 36 months if the extended period has been approved) from the date of this prospectus, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Since we are not restricted to a particular industry and we have not yet selected a target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

While our efforts in identifying prospective target businesses will not be limited to a particular industry, we expect to focus on operating businesses with primary operations in Vietnam or elsewhere in Asia. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a company that does not have a stable history of earnings and growth or an entity in a relatively early stage of its development, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a Business Combination — We Have Not Identified a Target Business” on page 62.

If the cash not held in the trust account is insufficient to allow us to operate for at least the next 36 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 36 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to engage consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to prevent a target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we may not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our income tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the amounts held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any income tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our existing shareholders to operate or may be forced to liquidate. Our existing shareholders are under no obligation to advance funds in such circumstances.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our amended and restated articles of incorporation, which we will file immediately prior to the effectiveness of this offering, authorizes the issuance of up to 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 38,319,143 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 168,750 shares of common stock by our initial shareholders) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a valid and enforceable waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

The value of your investment in us may decline if any of these events occurs.

For a more complete discussion of the possible structure of a business combination, see the sections below entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Effecting a Business Combination — Selection of a Target Business and Structuring of a Business Combination.”

Our existing shareholders, including certain of our officers and directors, control a substantial interest in us and thus may influence certain actions requiring shareholder vote.

Upon consummation of this offering and the private placement, our existing shareholders (including all of our officers and directors) will collectively own approximately 20% of our issued and outstanding shares of common stock. In addition, the underwriters, Eric M. Zachs and Robert H.J. Lee, our president and chairman, respectively, Eliezer Katz, our special advisor, Nhin Sang, an existing shareholder, and Philip Katz, an individual investor, have also agreed to purchase an aggregate of $1,780,000 of founder warrants directly from us immediately prior to the closing of this offering at a price per warrant of $0.95. The purchase of founder warrants, together with any other acquisitions of our shares (or warrants which are subsequently exercised), could permit our existing shareholders to effectively influence the outcome of all matters requiring approval by our shareholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

None of our existing shareholders, directors or officers have any current intention to purchase units in this offering, the aftermarket or otherwise. However, they are not prohibited from making any such purchases. If they do so, our existing shareholders, including our directors and officers, will have a greater influence on the outcome of matters requiring shareholder approval, such as a business combination. Our existing shareholders, directors and officers have not established any specific criteria that would trigger purchases of our securities in the aftermarket or in private transactions, but they would most likely consider a variety of factors, including whether they believed that such securities were undervalued and represented a good investment. Any such purchases would be made in compliance with all applicable securities laws and our insider trading policy.

In addition, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing shareholders will continue to exert control at least until the consummation of a business combination.

Our ability to effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also likely that our current officers and directors will resign upon the consummation of a business combination.

Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect several of our management and other key personnel, particularly Eric M. Zachs, Robert H.J. Lee and Nguyen Thi Quynh Anh, to remain associated with us following a business combination in senior management or advisory positions, such as a member of the board of directors or a consultant, it is unlikely that the rest of our current management will be able to remain with the combined company after the consummation of a business combination. Thus, we will likely employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest of which you should be aware, see the section entitled “Management —  Conflicts of Interest,” beginning on page 83. We cannot assure you that these conflicts will be resolved in our favor.

Our officers, directors and their affiliates currently are, and may in the future become, affiliated with entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

All of our officers and directors currently are, and may in the future become, affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us. Each of Eric M. Zachs, Robert H. J. Lee and Nguyen Thi Quynh Anh, members of our board of directors and our president, chairman and vice president, respectively, is affiliated with Bantry Bay Ventures-Asia, LLC, a private equity firm primarily focused on investments in China and Vietnam. Due to these existing affiliations, they and our other directors may have fiduciary or contractual obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Bantry Bay Ventures-Asia, LLC has granted us a right of first refusal with respect to any potential target business with a fair market value in excess of $28 million. For a complete discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the section below entitled “Management — Conflicts of Interest.” We cannot assure you that any of these conflicts will be resolved in our favor.

Our directors’ and officers’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. These amounts are based on management’s estimates of the funds needed to fund our operations for the next 36 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and thus, there may be a conflict of interest when determining whether a particular business combination is in the public shareholders’ best interest.

If management were to negotiate to be retained by the company post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment or consulting terms as part of any such combination, which terms would be disclosed to shareholders in any proxy statement relating to such transaction. The financial interest of our officers and directors, including any compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

Our officers and directors currently beneficially own shares of our common stock which will not participate in liquidation distributions and, therefore, such officers and directors may have a conflict of interest in determining whether a particular target acquisition is appropriate for a business combination.

Our existing shareholders, including all of our officers and directors, own shares of our common stock that were issued prior to this offering and has waived its right to receive distributions with respect to all of such shares upon our liquidation if we are unable to consummate a business combination. The shares, as well as the founder warrants, acquired prior to this offering by our existing shareholders will be worthless if we do not consummate a business combination. Therefore, the personal and financial interests of our officers and certain of our directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest and, as a result of such conflicts, management may choose a target acquisition that is not in the best interests of our shareholders. We cannot assure you that any such conflict will be resolved in our favor.

It is probable that we will only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with approximately $34,740,000 which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of the amount in our trust account (excluding deferred underwriters’ discounts and commissions held in the trust account) at the time of such acquisition. We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of the amount in our trust account. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.

We may not be able to acquire, or acquire control of, more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required threshold of fair market value of 80% of the amount in our trust account (excluding deferred underwriting discounts and commissions held in the trust account). Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’s operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’s operations. To the extent we complete a business combination with a company that is that financially unstable or in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, we have not yet identified any prospective target business and we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds outside of the trust account in search of a target business, or because we become obligated to convert into cash a significant number of shares to shareholders voting against our proposed business combination, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity firms and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek shareholder approval of a business combination may materially delay the consummation of a transaction;
•	our obligation to convert the shares of common stock into cash in certain instances may materially reduce the resources available for a business combination; and
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need shareholder approval. Because of these factors, we may not be able to successfully compete for an attractive business combination, or to effectuate any business combination within the required time periods. If we do not find a suitable target business within such time periods, we will be forced to liquidate.

A significant portion of our working capital could be expended in pursuing business combinations that are not consummated.

We expect that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 30% or more of our common stock purchased by public shareholders in this offering vote against the extended period and/or the business combination and exercise their conversion rights even though a majority of our public shareholders approve the business combination. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Unlike most other blank check offerings, we allow public shareholders owning up to one share less than 30% of our shares of common stock included in the units sold in this offering, on a cumulative basis, to exercise their conversion rights. This higher threshold will make it easier for us to get a business combination approved over shareholder dissent, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek shareholder approval for the extended period, if any, and our initial business combination, we will offer each public shareholder (other than our existing shareholders) the right to have his, her or its shares of common stock converted to cash if the shareholder votes against the extended period or business combination, as the case may be, and such proposal is approved and, in the case of the business combination, it is also consummated. We will consummate the initial business combination only if the following three conditions are met: (i) a majority of the common stock voted by the public shareholders are voted in favor of the business combination, (ii) a majority of our outstanding common stock approves an amendment to our amended and restated articles of incorporation allowing our perpetual existence, and (iii) public shareholders owning 30% or more of the shares sold in this offering do not vote against the business combination and on a cumulative basis exercise their conversion rights (including any shares previously converted in connection with a vote, if any, on the extended period). Many other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which shareholders may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights. We have increased the conversion percentage to 30% from the more typical 20% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a majority of our public shareholders and to be similar to other offerings by blank check companies currently in the market.

We may require shareholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public shareholders who wish to convert their shares to tender their certificates to our transfer agent prior to the shareholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, shareholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

Risks Associated With Our Acquisition
of a Target Business in Asia

Risks of Doing Business in Vietnam and China

If we acquire a target business through contractual arrangements with one or more operating businesses in Vietnam, or China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

The governments of Vietnam and China have restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, retailing and property, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security in China and Vietnam, or having “famous brand names” or “well established brand names”. Subject to the review requirements of the Ministry of Commerce in China and other relevant agencies in China and Vietnam for acquisitions of assets and companies in China and Vietnam and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese or Vietnamese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may not be subject to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in a Chinese or Vietnamese operating company, injure a third party or affect the social public interest. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese or Vietnamese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations, there can be no assurance that the relevant government agency would not apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made consequences may include levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. The agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under Chinese or Vietnamese laws and regulations. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese or Vietnamese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese or Vietnamese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China or Vietnam. Accordingly, these contracts would be interpreted in accordance with Chinese or Vietnamese law and any disputes would be resolved in accordance with Chinese or Vietnamese legal procedures. Uncertainties in the Chinese or Vietnamese legal systems could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If China or Vietnam do not continue their policy of economic reforms, it could, among other things, result in an increase in tariffs and trade restrictions on products we ultimately produce or sell following a business combination.

Chinese and Vietnamese governments have been reforming their economic systems. The economies of China and Vietnam have historically been nationalistic, “planned economies,” meaning they have functioned and produced according to governmental plans and pre-set targets or quotas. However, in recent years, the Chinese and Vietnamese governments have implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership in business enterprises. Although we believe that the changes adopted by the Chinese and Vietnamese governments have had a positive effect on the economic development of each country, additional changes are still needed to be made. For example, a substantial portion of productive assets in China and Vietnam are still owned by the government. Additionally, the government continues to play a significant role in regulating industrial development. We cannot predict the timing or extent of any future economic reforms that may be proposed.

A recent positive economic change has been China and Vietnam's entry into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations. It is believed that China and Vietnam's entry will ultimately result in a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. However, China and Vietnam have not fully complied with all of its WTO obligations to date, including fully opening its markets to American goods and easing the current trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on China and Vietnam's economy.

If relations between the United States and China or Vietnam deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

The relationship between the United States and China or Vietnam is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by China in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or South Korea or proceeds to sell certain military weapons and technology to Taiwan or South Korea. Changes in political conditions in China or Vietnam and changes in the state of relations with the U.S. are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between China or Vietnam and the United States.

If China or Vietnam impose restrictions to reduce inflation, future economic growth in China or Vietnam could be severely curtailed, which could lead to a significant decrease in our profitability following a business combination.

While the economies of China and Vietnam have experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of each country. Rapid economic growth can lead to growth in the supply of money and rising inflation. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, China and Vietnam have imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be effected more severely by such a slowing of economic growth.

Any devaluation of currencies used in China or Vietnam could negatively impact our target business' results of operations and could cause the cost of a target business as measured in dollars to increase.

Because our objective is to acquire a target business having its primary operating facilities located in Asia, including China or Vietnam, and because substantially all revenues and income would be received in a foreign currency such as Renminbi or Dong, the main currency used in China and Vietnam, respectively, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi or Dong. The value of the Renminbi and Dong fluctuates and is affected by, among other things, changes in China's and Vietnam’s political and economic conditions. In China, for example, the conversion of Renminbi into foreign currencies such as the dollar has been generally based on rates set by the People's Bank of China. Similarly, the conversion of Dong in Vietnam into dollars has been based on the rate set by the State Bank of Vietnam. These conversions are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. The official exchange rate in China has remained stable over the past several years, while the official exchange rate in Vietnam fluctuates more due to world gold prices and international exchange rates. However, any devaluation may materially and adversely affect a target business. Recently, the United States and other nations have been pressing China to increase the value of the Renminbi against the dollar and other currencies. If the Renminbi or Dong appreciates in value against the dollar prior to the consummation of a business combination, the cost of a target business as measured in dollars will increase.

Because Chinese or Vietnamese law will govern almost all of any target business material agreements, we may not be able to enforce our rights within China or Vietnam, or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese or Vietnamese law will govern almost all of our target business’ material agreements, many of which may be with Chinese or Vietnamese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of China or Vietnam. The system of laws and the enforcement of existing laws in China or Vietnam may not be as certain in implementation and interpretation as in the United States. The Chinese and Vietnamese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, to the extent that our target business’ material agreements are with Chinese or Vietnamese governmental agencies, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity, in which the government is deemed to be immune from civil lawsuit or criminal prosecution. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Additionally, some of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets will be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the Federal securities laws.

Many industries in China and Vietnam are subject to government regulations that limit or prohibit foreign investments in certain industries, which may limit the potential number of acquisition candidates or our ability to grow and sustain such business which may require us to seek additional financing.

The Chinese and Vietnamese governments have imposed regulations in various industries, including the financial services industry, that would limit foreign investors' equity ownership or prohibit foreign investments altogether in companies that operate in such industry. As a result, the number of potential acquisition candidates available to us may be limited or our ability to grow and sustain the business which we will ultimately operate will be adversely affected. In such event, we may be required to seek additional financing which may not be available on terms acceptable to us or at all.

Exchange controls that exist in China may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to China's rules and regulations on currency conversion. In China, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the Chinese regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of China.

If certain exemptions within China regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our shareholders following a business combination.

Under China's current tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect dividends paid to shareholders outside of China. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our shareholders to pay corporate withholding taxes. The current rate imposed on corporate withholding taxes is 20%, or 10% for individuals and entities for those countries that entered into the Protocol of Avoidance of double taxation within China.

If the United States imposes trade sanctions on China due to its current currency policies, our target business' ability to succeed in the international markets may be diminished.

China currently “pegs” its currency to the United States dollar. This means that each unit of Chinese currency has a set ratio for which it may be exchanged for United States currency, as opposed to having a floating value like other countries' currencies. This policy is currently under review by policy makers in the United States. Trade groups in the United States have blamed the cheap value of the Chinese currency for causing job losses in American factories, giving exporters an unfair advantage and making its imports expensive. There is increasing pressure for China to change its currency policies to provide for its currency to float freely on international markets, although China has not indicated any intention to change its current policies. As a result, Congress is considering the enactment of a bill that would require the United States treasury secretary to report to Congress whether China is manipulating its currency to gain a trade advantage. If Congress deems this to be the case, tariffs would be imposed on Chinese imports in addition to those already in force. If an additional tariff is imposed, it is possible that China-based companies will no longer maintain significant price advantages over foreign companies, including the United States, on their goods and services. If China is pressured to change its existing currency policies or if the United States or other countries enact laws to penalize China for its existing currency policies, our target companies are likely to be adversely affected since the current competitive advantages that exist as a result of existing currency policies will cease.

Doing business in China or Vietnam involves various risks including internal and international political risks, evolving national economic policies as well as financial accounting standards, expropriation and the potential for a reversal in economic conditions.

We may acquire one or more businesses located in the Peoples Republic of China or Vietnam. The governments of the Peoples Republic of China and Vietnam have been reforming their respective economic systems. These reforms have resulted in significant economic growth and social progress. These policies and measures may from time to time be modified or revised. Adverse changes in economic policies of the Chinese or Vietnamese governments or in the laws and regulations, if any, could have a material adverse effect on the overall economic growth of China or Vietnam and could adversely affect our business operations.

Because any target business that we attempt to complete a business combination with will be required to provide our shareholders with financial statements prepared in accordance with or reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or are reconciled to, United States generally accepted accounting principles and audited in accordance with United States generally accepted auditing standards. To the extent that a prospective target business does not have financial statements which have been prepared with, or which can be reconciled to, United States generally accepted accounting standards, and audited in accordance with United States generally accepted auditing standards, we may not be able to acquire such target business. These financial statement requirements may limit the pool of potential target businesses which we may acquire.

If we determine to change domicile in connection with a business combination, the law of the new jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with a business combination, we may determine to relocate the home jurisdiction of our business to another jurisdiction outside of the United States. If we determine to do this, the new jurisdiction’s corporate law will control our corporate governance requirements and will determine the rights of our shareholders. The new jurisdiction’s corporate law may provide less protection to our shareholders than is afforded by Delaware law or Marshall Islands law. In addition, in connection with a business combination, we may become a “foreign private issuer” for purposes of United States securities laws, which means that we may be subject to less stringent reporting requirements and that some provisions of the United States securities laws (such as the proxy rules and the short-swing trading rules) would not apply to us.

In addition, if we were to relocate to a foreign jurisdiction, whether or not we reincorporate outside the United States, the new jurisdiction’s laws will likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements in a new jurisdiction could result in a significant loss of business, business opportunities or capital. Any such reincorporation will likely subject us to foreign regulation, including foreign taxation.

After the consummation of a business combination, it is likely that substantially all or a significant portion of our assets will be located outside of the United States and some of our officers and directors may reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that many of the countries of Asia do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States.

Risks of Doing Business in Japan and South Korea

Any devaluation of currencies used in Japan or South Korea could negatively impact our target business' results of operations and could cause the cost of a target business as measured in dollars to increase.

Because our objective is to acquire a target business having its primary operating facilities located in Asia, including Japan and South Korea, and because substantially all revenues and income would be received in a foreign currency such as Yen or Won, the main currency used in Japan and South Korea, respectively, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Yen or Won. The value of the Yen or Won fluctuates and is affected by, among other things, changes in Japan’s or South Korea’s political and economic conditions. Any devaluation of such currencies may materially and adversely affect a target business. If the Yen or Won appreciates in value against the dollar prior to the consummation of a business combination, the cost of a target business as measured in dollars will increase.

Fluctuations in the exchange rate between the Japanese or South Korean currency and the United States dollar could adversely affect our operating results.

The functional currency of our operations in Japan and South Korea would be “Yen” and “Won”, respectively. However, results of our operations are translated at average exchange rates into United States dollars for purposes of reporting results. As a result, fluctuations in exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could cause our profits, and therefore our stock prices, to decline.

Risks Associated With This Offering

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem our outstanding warrants (except for the founder warrants, which are non-redeemable so long as they are held by the original purchasers or their permitted transferees), including any outstanding warrants issued upon exercise of the unit purchase option by the underwriters, at any time after the warrants become exercisable without the prior consent of any third party in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $10.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Our public shareholders, together with any affiliates of our public shareholders or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock sold in this offering.

When we seek shareholder approval of any proposed business combination, we will offer each public shareholder (but not our existing shareholders) the right to convert their shares of common stock for cash if the shareholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, our amended and restated articles of incorporation provides that a public shareholder, together with any affiliate of such public shareholder or any other person with whom they are acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock sold in this offering. Accordingly, if you purchase more than 10% of the shares of common stock sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of our shares of common stock will exceed the per-share conversion price.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;
•	our prospects for acquiring an operating business;
•	our capital structure;
•	an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions; and
•	general conditions of the securities markets at the time of the offering.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as is management’s estimate of the amount needed to fund our operations for the next 24 months, as we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing, or dissolve and liquidate.

Our existing shareholders paid an aggregate of $25,000, or $0.019 share, for their founder shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in such offering. The fact that our existing shareholders acquired their initial shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other investors in this offering will incur an immediate and substantial dilution of approximately 29.7%, or $2.37 per share (the difference between the pro forma net tangible book value per share of $5.63, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 4,500,000 shares of common stock. We will also issue founder warrants to purchase up to 1,873,684 shares of our common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. In addition, other target businesses may not like the “cashless exercise” feature of our founder warrants, which may lead to additional dilution without receipt of any additional cash. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares issuable upon exercise of the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing shareholders exercise their registration rights, it may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing shareholders are entitled to demand that we register the resale of their shares of common stock, the founder warrants and shares of common stock underlying the founder warrants at any time after the date on which their securities are released from escrow, which, except in limited circumstances, will not be before one year after the consummation of our initial business combination. If our existing shareholders exercise their registration rights with respect to all of their shares of common stock, then there will be additional shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

The holder of the founder warrants purchased in the private placement may exercise such warrants even if holders of the warrants purchased in this offering may not be able to exercise their warrants.

Because the founder warrants we will sell to our directors, officers and certain of our existing shareholders in the private placement will be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holder of such warrants will be able to exercise its warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. The holders of the warrants purchased in this offering will not be able to exercise them unless we have an effective registration statement and a current prospectus covering the shares issuable upon their exercise. As a result, the exercise of the founder warrants issued in the private placement would have a dilutive effect on the warrants purchased in this offering and could cause the price of our common stock to drop below the exercise price of the warrants and cause the trading price of the warrants to decline or render the warrants worthless.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public shareholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to net cash settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public shareholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. As a result, a purchaser of our units may pay the full unit purchase price solely for the shares underlying the units. Notwithstanding the foregoing, the founder warrants may be exercisable for unregistered shares of common stock even if no registration statement relating to the common stock issuable upon exercise of the warrants is effective and current.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, shareholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

We cannot guarantee that we will be able to register the shares underlying the warrants under the applicable state securities laws, in which case the holders of such securities may not be able to exercise them.

We have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent an exemption is not available and if permitted by the blue sky laws of such jurisdictions. However, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. The value of the warrants will be greatly reduced if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. We have no obligation to issue, cash, securities or other compensation in exchange for the warrants in the event that we are unable register the shares underlying the warrants under applicable state securities laws, and the warrants may expire unexercised and unredeemed. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless the board of directors is unable to independently determine the fair market value.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and/or book value). If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criteria, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion.

If you are a retail investor rather than an institutional investor, you may purchase our securities in this offering only if you reside within Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have registered our securities, or have obtained an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Retail investors from other states are not permitted to purchase units in this offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

You will not be able to acquire our securities in the after market or resell our securities if you reside in Alaska, Arizona, Idaho, Ohio, Oregon, Utah and Washington and resales may be limited in certain other states if we fail to make required notice filings.

The National Securities Markets Improvement Act promulgated under the Securities Act of 1933, or NSMIA, effectively preempts state jurisdiction over registration of brokerage transactions in which the issuer is not a party. Nevertheless, the following states, regardless of whether they require a filing to be made or fee to be paid, have advised us that they do not recognize NSMIA as a basis for exempting the registration of resales in their states of securities issued in blank check offerings:

•	Alaska, Arizona, Idaho, Ohio, Oregon, Utah and Washington.

You will not be able to acquire in the after market or resell our securities if you reside in one of the jurisdictions listed above.

Additionally, the following states permit the resale of the units and the shares of common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•	Colorado, District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York and Rhode Island

If we do not make such notice filings, you may not be able to resell our securities if you reside in one of the jurisdictions listed above. These restrictions on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “State Blue Sky Information” appearing elsewhere in this prospectus.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders.

If we are determined to be a passive foreign investment company, known as a “PFIC,” U.S. holders (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — Tax Consequences If We Are a Passive Foreign Investment Company”) could be subject to adverse United States federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. holder may be subject to increased tax liabilities under U.S. tax laws and regulations and may be subject to additional reporting requirements. The determination of whether we are a PFIC will be made on an annual basis and will depend on the composition of our income and assets, including goodwill. The calculation of goodwill will be based, in part, on the market value of our ordinary shares from time to time, which may be volatile. In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital, and investments are considered assets that produce or are held for the production of passive income. If a corporation would otherwise be a PFIC in its start-up year (defined as the first taxable year such corporation earns gross income), it is not treated as a PFIC in that taxable year, provided that: (i) no predecessor corporation was a PFIC; (ii) it is established to the Internal Revenue Service’s satisfaction that the corporation will not be a PFIC in either of the two succeeding taxable years; and (iii) the corporation is not, in fact, a PFIC for either succeeding taxable year. We currently expect to conduct our affairs in a manner so that we will not qualify as a PFIC, but we cannot assure you that we will not be treated as a PFIC for U.S. federal income tax purposes. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this prospectus captioned “Taxation — United States Federal Income Tax Considerations — Tax Consequences If We Are a Passive Foreign Investment Company.”

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the U.S. Investment Company Act of 1940 (the “Investment Company Act”), our activities may be restricted, including restrictions on the nature of our investments and the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public shareholders as part of our plan of dissolution and liquidation. Notwithstanding our belief that we are not required to comply with the requirements of the Investment Company Act, in the event that the shareholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with the Investment Company Act. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not budgeted.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, causing our public shareholders to have more difficulty in protecting their interests.

Our corporate affairs are governed by our amended and restated articles of incorporation and by-laws and by the Marshall Islands Business Corporations Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction. For more information with respect to how shareholder rights under Marshall Islands law compares with shareholder rights under Delaware law, please see the section entitled “Marshall Islands Company Considerations.”

Because we will acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

Because we will acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, especially if the acquired company is in a developing country or a country that is not fully market-oriented. The additional risks to which we may be exposed in any such case include but are not limited to:

•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	tax issues, such as tax law changes and variations in tax law as compared to the United States;
•	cultural and language differences;
•	an inadequate banking system;
•	foreign exchange controls;
•	restrictions on the repatriation of profits or payments of dividends;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;
•	nationalization or expropriation of property;
•	law enforcement authorities and courts that are inexperienced in commercial matters; and
•	a deterioration of political relations with the United States.

If we were to acquire a business that operates in such a country, our operations might not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a business combination with one or more target businesses;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;
•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination;
•	potential inability to obtain additional financing to complete a business combination;
•	limited pool of prospective target businesses;
•	securities’ ownership being concentrated;
•	potential change in control if we acquire one or more target businesses for stock;
•	risks associated with operating in Vietnam or elsewhere in Asia;
•	public securities’ limited liquidity and trading, as well as the current lack of a trading market in our securities; and
•	use of proceeds not held in the trust account and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering gross proceeds	$36,000,000	$41,400,000
Private placement gross proceeds	1,780,000	1,780,000
Total gross proceeds	$37,780,000	$43,180,000
Offering and private placement expenses(1)
Underwriting discount (7.0% of offering gross proceeds, 3.5% of which is payable at closing and 3.5% of which is payable upon consummation of a business combination)(2)	$2,520,000	$2,898,000
Legal fees and expenses (including blue sky fees and expenses)	335,000	335,000
Miscellaneous expenses	13,970	13,970
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	10,500	10,500
SEC registration fee	2,830	2,830
FINRA registration fee	7,700	7,700
Total offering and private placement expenses	$2,940,000	$3,318,000
Net Proceeds after offering and private placement expenses
Net proceeds held in trust	$34,740,000	$39,951,000
Deferred underwriting discounts and commissions held in trust	1,260,000	1,449,000
Total held in trust	$36,000,000	$41,400,000
Percentage of gross proceeds of this offering held in trust	100%	100%
Net proceeds not held in trust	100,000	100,000
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)
Legal, accounting and other third party expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement		$300,000
Payment to Bantry Bay Ventures-Asia, LLC for office space and administrative and support services ($7,500 per month for up to two years)		180,000
Due Diligence of prospective target business by our officers, directors and existing shareholders		50,000
Legal and accounting fees relating to SEC reporting obligations		120,000
Working capital to cover miscellaneous expenses(4)		600,000
Total		$1,250,000

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the blue sky filing fees and expenses and a portion of the legal and accounting fees, have been or will be paid from the funds we received from our existing shareholders described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the founder warrants. $1,260,000, or $1,449,000 if the over-allotment option is exercised in full, of the underwriting discounts and commissions will be deposited in the trust account following the consummation of the offering and is payable to the underwriters only if and when we consummate a business combination. In the event that a business combination is not consummated within the required time period, that amount will be included in the liquidating distribution to our public shareholders on a pro rata basis.
(3)	The amount of net proceeds from this offering not held in the trust account will remain constant at $100,000 even if the over-allotment is exercised. In addition, $1,150,000 of interest income earned (net of taxes) on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering and the maximum amount of interest released to us.
(4)	The miscellaneous fees and expenses may include, without limitation, finders’ fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination, D&O insurance, trustee’s fees in the amount of a $1,000 initial acceptance fee and $3,000 in annual fees, and dissolution obligations and reserves, if any.

Of the proceeds from this offering and the private placement, $36,000,000, or $41,400,000, if the underwriters’ over-allotment option is exercised in full, of which $1,260,000 (or $1,449,000, if the underwriters’ over-allotment option is exercised in full) is attributable to the deferred underwriters’ discounts and commissions, will be placed in a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The funds held in the trust account will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, in order to comply with certain exemptions under the Investment Company Act. Except with respect to interest income (net of taxes) that may be released to us of (i) up to $1,150,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements, (ii) any additional amounts we may need to pay our income tax obligations and (iii) amounts to be paid to converting shareholders voting against the extended period, if any, upon approval by our shareholders, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The amounts held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

We have agreed to pay Bantry Bay Ventures-Asia, LLC a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. This arrangement was agreed to by Bantry Bay Ventures-Asia, LLC, an affiliate of Messrs. Zachs, Lee and Madame Quynh Anh, for our benefit, and is not intended to provide such individuals compensation in lieu of a salary. We believe that, based on rents and fees for similar services in the Hanoi, Vietnam area (and in Hartford, Connecticut with respect to certain services), the fee charged by Bantry Bay Ventures-Asia, LLC is at least as favorable as we could have obtained from an unaffiliated third party. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees. Other than the $7,500 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our officers, directors, existing shareholders or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the form of such transaction). However, these persons will receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us outside of the trust account for our search for a business combination will be approximately $100,000. In addition, interest earned (net of taxes) on the funds held in the trust account, up to $1,150,000 may be released to us to fund our working capital requirements. These funds will be used by us for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred. We will also be entitled to have interest earned (net of taxes) on the funds held in the trust account released to us to pay any income tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in the trust account to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire, or acquire control of, a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the amounts held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Zachs and Lee have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $75,000 to $125,000) and have agreed not to seek or accept repayment of such expenses.

As of the date of this prospectus, Eric M. Zachs has advanced to us $200,100, which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, the FINRA registration fee and legal and accounting fees and expenses. The loan will be payable without interest and will be payable on the earlier of September 20, 2008 and the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds of this offering which are not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act so that we are not deemed to be an investment company under the Investment Company Act.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 36 months, assuming that a business combination is not consummated during that time.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above) only in the event of (i) our liquidation if we fail to complete a business combination within the allotted time or (ii) if the public shareholder seeks to have us convert such shares for cash in connection with (a) the proposal for the extended period that the shareholder voted against and was actually approved by our shareholders and/or (b) a business combination that the public shareholder voted against and that we actually complete. In no other circumstances will a shareholder have any right or interest of any kind in or to funds in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the portion of the amounts held in the trust account attributable to the deferred underwriters’ discounts and commissions held in the trust account, less any amounts paid to shareholders that convert their shares into a portion of the trust account at a rate of $0.28 per share.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then existing board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization at October 1, 2007, and as adjusted to give effect to the sale of our units in this offering and the founder warrants in the private placement and the application of the estimated net proceeds derived from the sale of our units in this offering and the founder warrants in the private placement:

	October 1, 2007
	Actual	As Adjusted
Notes payable to existing shareholders	$200,100	$—
Deferred underwriters’ discounts and commissions	$—	$1,260,000
Total debt	$200,100	$1,260,000
Common stock, $.0001 par value, 0 and 1,349,999 shares which are subject to possible conversion, shares at conversion value(1)	—	10,799,992
Shareholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 20,000,000 shares authorized; 1,125,000 shares issued and outstanding; 3,150,001 shares issued and outstanding (excluding 1,349,999 shares subject to possible conversion), as Adjusted(2)	$129	$315
Additional paid-in capital	$24,871	$23,911,193
Deficit accumulated during the development stage	$(10,000)	$(10,000)
Total shareholders’ equity.	$15,000	$23,901,508
Total capitalization	$215,100	$25,161,508

(1)	If the extended period is approved or we consummate a business combination, public shareholders who voted against the extended period or the business combination will be entitled to convert their stock for cash in the approximate amount of $8.00 per share (or $10,799,992 in the aggregate) which includes $0.28 per share of which will be funded through a portion of the deferred underwriting discount and commissions, which the underwriters have agreed to forfeit in order to pay the converting shareholders. These amounts do not take into account interest earned on, and retained in, the trust account.
(2)	Assuming no exercise of the underwriters’ over-allotment option, and after giving effect to the forfeiture of 168,750 shares by our existing shareholders as a result of the underwriters not exercising their over-allotment option.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, we are offering by this prospectus and the founder warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the founder warrants; actual dilution may be higher as a result of the exercise of our warrants, particularly if a cashless exercise is utilized with respect to the founder warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At October 1, 2007, our net tangible book value was $(60,000), or approximately $(0.01) per share of common stock. After giving effect to the sale of 4,500,000 shares of common stock included in the units we are offering by this prospectus, the deduction of underwriting discounts and estimated expenses of this offering, $1,780,000 received from the sale of the founder warrants in the private placement and forfeiture of 168,750 of our existing shareholders’ shares assuming the underwriters’ over-allotment option is not exercised, our pro forma net tangible book value at October 1, 2007 would have been 25,326,008, or $5.63 per share, representing an immediate increase in net tangible book value of $5.61 per share to the existing shareholders and an immediate dilution of $2.37 per share, or 29.7%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $10,799,992 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public shareholders (but not our existing shareholders) may result in the conversion into cash of up to an aggregate of 1,349,999 shares sold in this offering at a per share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units and the founder warrants:

Public offering price		$8.00
Net tangible book value before this offering	$0.01
Increase attributable to new investors and private placement	$5.61
Pro forma net tangible book value after this offering		$5.63
Dilution to new investors		$2.37

The following table sets forth information with respect to our existing shareholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders(1)	1,125,000	20.0%	$25,000	0.1%	$0.022
New investors	4,500,000	80.0%	$36,000,000	99.9%	$8.000
	5,625,000	100.0%	$36,025,000	100.0%

(1)	After giving effect to the forfeiture of 168,750 shares by our existing shareholders, assuming the underwriters’ over-allotment option is not exercised.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(60,000)
Net proceeds from this offering and the private placement	36,100,000 (1)
Offering costs paid in advance and excluded from net tangible book value before this offering	86,000
Less: Proceeds held in trust subject to conversion ($36,000,000 × 29.9999999%)	(10,799,992	)(1)
	$25,326,008

Denominator:
Shares of common stock outstanding prior to the offering(1)	1,125,000
Shares of common stock included in the units offered	4,500,000
Less: Shares subject to conversion (4,500,000 x 29.999999%)	(1,349,999)
4,275,501

(1)	After giving effect to the forfeiture of 168,750 shares by our existing shareholders, assuming the underwriters’ over-allotment option is not exercised.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 8, 2007, as a blank check company for the purpose of acquiring, or acquiring control of, one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, or contractual arrangements. We intend to identify prospective acquisitions that are located in Asia. Our efforts to identify a prospective target business will not be limited to a particular industry or area in Asia, although we initially intend to focus our efforts on acquiring an operating business that has its primary operating facilities located in the Socialist Republic of Vietnam. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our shareholders;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a valid and enforceable waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering, and concurrent private placement, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $7,500 per month to Bantry Bay Ventures-Asia, LLC, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our existing shareholders and a loan of $200,100 from Eric M. Zachs.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $420,000 and underwriting discounts and commissions of approximately $2,520,000 (or $2,898,000 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the founder warrants in a private placement to occur immediately prior to the date of this prospectus for an aggregate purchase price of $1,780,000, will be approximately $36,100,000 (or $41,515,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $36,000,000 (or $41,400,000 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account and the remaining $100,000, in either case, will not be held in the trust account. An additional amount equal to 3.5% of the gross proceeds of this offering, or $1,260,000 ($1,449,000, if the underwriters’ over-allotment option is exercised in full), will also be held in the trust account and be used to pay the underwriters deferred underwriting commissions (or $0.28 per share payable to public shareholders who elect to convert their common stock in connection with our initial business combination, as the case may be) upon the consummation of our initial business combination, and will not be available for our use to acquire a target business. We expect that most of the amounts held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination. We will use substantially all of the net proceeds of this offering not in the trust account to acquire, or acquire control of, a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the amounts held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the $100,000 of net proceeds not held in the trust account, plus up to $1,150,000 of interest earned (net of taxes) on the trust account that may be released to us as well as amounts necessary for our income tax obligations, will be sufficient to allow us to operate for at least the next 36 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $300,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;
•	approximately $50,000 of expenses for the due diligence and investigation of a target business;
•	approximately $120,000 of expenses in legal and accounting fees relating to our Securities and Exchange Commission reporting obligations;
•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services; and
•	approximately $600,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $200,000 for director and officer liability and other insurance premiums, finders’ fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. We will need to obtain additional financing to the extent such financing is required to consummate a business combination or because we become obligated to convert into cash a significant number of shares from dissenting shareholders who vote against our initial business combination or the extended period, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of the date of this prospectus, Eric M. Zachs has advanced us $200,100 for payment of offering expenses on our behalf. Such loan will be payable without interest on the earlier of September 20, 2008 and the consummation of this offering. Such loan will be repaid out of the proceeds of this offering not being placed in the trust account.

We are obligated, commencing on the date of this prospectus, to pay Bantry Bay Ventures-Asia, LLC, an affiliate of Messrs. Zachs, Lee and Madame Quynh Anh, a monthly fee of $7,500 for general and administrative services.

The underwriters, Eric M. Zachs and Robert H. J. Lee, our president and chairman, respectively, Eliezer Katz, our special advisor, Nhin Sang, an existing shareholder, and Philip Katz, an individual investor, have agreed to purchase from us, using their own funds, in a private placement that will occur immediately prior to the date of this prospectus, an aggregate of 1,873,684 founder warrants, at a purchase price of $0.95 per warrant, exercisable for common stock at a per share price of $5.00. The aggregate proceeds from the private placement will be added to the amount to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public shareholders.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;
•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of January 25, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the Republic of the Marshall Islands on August 8, 2007. We were formed for the purpose of acquiring, or acquiring control of, one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, or contractual arrangements. We intend to identify prospective acquisitions that are located in Asia. Our efforts to identify a prospective target business will not be limited to a particular industry or area in Asia, although we initially intend to focus our efforts on acquiring an operating business that has its primary operating facilities located in the Socialist Republic of Vietnam. We are not currently considering or contemplating any specific business combination and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination. None of our officers or directors has had any communications or discussions with any contacts regarding a potential business combination. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. To date, our efforts have been limited to organizational activities.

We will seek to capitalize on our management team’s significant contacts and sources, including central and local Vietnamese government, private equity funds, public and private company contacts, investment bankers, attorneys and accountants, from which to generate acquisition opportunities. With the combination of our management’s experience in sourcing, structuring, financing and operating in a variety of industries, we believe that our management team has made us well prepared to explore attractive acquisition opportunities in Asia, and Vietnam, in particular.

There is no specific time frame or monetary amount established by management which will cause us to abandon our primary focus of acquiring a target business that has its primary operating facilities located in Vietnam in favor of other countries in Asia, even if it may be outside of management’s expertise. During the early stages of searching for a suitable target business, we intend to primarily pursue potential business combinations in Vietnam. If an acceptable target business cannot be found in Vietnam during the first six months of our search, management may expand its focus by seeking favorable business opportunities in other areas of Asia, even if this may be outside of our expertise. However, management will not rule out pursuing an attractive business combination at any time during the search process, including areas of Asia other than Vietnam, if management determines it is in the best interests of our company and our shareholders.

Opportunities in Vietnam

According to the “World Factbook” of the Central Intelligence Agency, or the Factbook, the Vietnamese economy has undergone extensive transition since the implementation of economic reforms known as “Doi Moi” policy in 1986. Transferring from a centrally planned economy to an open market economy, we believe that Vietnam has become an attractive place for international investors for several reasons, including, among others, the following factors:

•	High GDP growth. Annual GDP growth rate averaged 7.4% from 1994 to 2003. In 2005, Vietnam reached its record annual GDP growth of 8.4%. With GDP growth of 8.2% in 2006, the nation with 83 million people as a consumer base has one of the fastest growing economies among the six biggest countries in Southeast Asia according to “Doing Derivatives May Double; Investors Enter Vietnam” by Ron Harui and Oliver Biggadike published on April 23, 2007 by Bloomberg News, or Bloomberg News. GDP growth for the agriculture, forestry and aquatic sector totaled 20.4% in 2006; construction, processing and exploring industries’ GDP growth rates in 2006 were 6.62%, 21.29% and 10.2%, respectively; commerce, hotel and restaurant, transport and tourism, and real estate had GDP growth rates of 13.64%, 3.68%, 4.50%, and 3.78%, respectively. The Vietnam government estimated future GDP growth rate at 7.5%-8% per year until 2010.

•	Substantial growth in domestic consumption. Domestic consumption increased in 2006 with retail sales of goods and services growing at a gross rate of 20.9% (or 13% net of inflation), almost three times the GDP growth rate. Such growth in domestic consumption can be primarily attributable to an increase in average expenditure per capita.
•	Access to a young, highly trained and educated workforce as well as favorable labor rates and efficient, low-cost manufacturing capabilities. According to the Factbook, Vietnam had a labor force of 44.58 million people as of 2006, the median age of the total population is only 26.4 years old and the literacy rate (age 15 and over that can read and write) is 90.3%, among the highest in Asia. The average monthly salary for a Vietnamese worker was only $114 in 2006.
•	Significant increase in investment capital. Foreign Direct Investment (FDI) increased to a record high of $10.2 billion in 2006, from 2005’s $5.8 billion level. FDI into manufacturing and real estate businesses have increased over the years. 68.9% and 15.1% of all the FDI in 2006 were made to manufacturing and real estate business, respectively. Total percentage of the work force employed by the foreign investment sector increased from 0.6% in 2000 to 1.6% in 2006.
•	Strengthening economy and legal framework and stable political environment. Vietnam’s membership in the ASEAN Free Trade Area (AFTA) and entry into the US-Vietnam Bilateral Trade Agreement in December 2001 have led to more rapid changes in Vietnam's trade and economic regime. Vietnam's exports to the US doubled in 2002 and again in 2003 according to the Factbook. Vietnam joined the WTO in January 2007, which is expected to provide an important boost to the economy and may help to ensure the continuation of liberalizing reforms. Vietnam has undertaken improvements to create a more favorable and transparent legal framework facilitating investment activities. Recent enforcements of investment law, enterprise law and securities law show strong commitments from the Vietnamese government to promote a more open and attractive investment environment.
•	Opportunities to capitalize in the equitization process of Vietnamese State Corporations. According to “Decision No.1729/QD-TTg” by the Prime Minister of Vietnam, dated December 29, 2006, 71 State Corporations will be equitized during the 2007-2010 period. International investors will have opportunities to acquire previously state-owned enterprises.
•	Strengthening Vietnamese currency — the Dong. 2007 is the first year that Vietnam is an official member of the WTO and anticipated increases in trade and capital inflows are expected to put more upward pressure on the currency. According to the Emerging Markets Monitor (EMM), the State Bank of Vietnam (SBV) is also actively working with the International Monetary Fund (IMF) to make the Dong fully convertible by 2010; and the SBV doubled the daily limit on Dong moves against the dollar to 0.5% this year, which will result in more liquidity, according to Bloomberg News.

Although these reforms have resulted in significant economic growth and social progress, these policies and measures may from time to time be modified or revised. Changes in economic policies or in the laws and regulations as well as various risks involved in doing business in Vietnam, including internal and international political risks, evolving financial accounting standards, expropriation and the potential for a reversal in economic conditions, could have a material adverse effect on the overall economic growth of Vietnam and could adversely affect our business operations. In addition, the government of Vietnam has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. If we are found to be in violation of any existing or future Vietnamese laws or regulations, the relevant Vietnamese regulatory authority may have the discretion to take actions against us and impose penalties which could have a material and adverse effect on our business operations.

Business Strategy

We have identified the following guidelines that we believe are important in evaluating prospective target businesses. However, we may decide to enter into a business combination with a target business that does not meet any or all of these guidelines.

•	Competitive position in industry with clear business model. We will seek to acquire businesses that have developed strong positions within their respective markets, are well positioned to capitalize on growth opportunities, have clear supply chain and organization structures and operate businesses with significant barriers to entry. We will carefully analyze the strengths and weaknesses of target businesses relative to their competitors, including product quality, customer loyalty, brand positioning and capitalization.
•	Experienced management team. We will seek to acquire businesses that have experienced management teams with a proven track record in order to deliver growth and profits through strategic business management.
•	High level of government support. It is essential to have a high level of government support for the industry in which our acquisition will occur in order to ensure the industry’s growth and foreign investors’ profit expatriation. Our local Vietnamese advisors will monitor closely the recent policies and government future planning.
•	Established companies with positive cash flow. We will generally seek to acquire established companies with a history of positive earnings before interest, taxes, depreciation and amortization.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination with the proceeds of the offering, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We Have Not Identified a Target Business

To date, we have not selected any target business with which to seek a business combination. None of our existing shareholders, officers, directors, special advisors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of the amount in our trust account (excluding deferred underwriters’ discounts and commissions held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who will become aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Our shareholders, officers, directors and special advisors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as it deems necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors, special advisors or shareholders, or any of their affiliates, be paid by us or the target company any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of our initial business combination (regardless of the form of such transaction). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or shareholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of the amount in our trust account (excluding deferred underwriters’ discounts and commissions held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on potential target businesses to date nor have we conducted any research with respect to identifying the number and characteristics of potential business combination candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•	financial condition and results of operations;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	stage of development of the products, provisions or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	barriers to entry into the industry;
•	breadth of products or services offered;
•	degree of current or potential market acceptance of the products or services;
•	regulatory environment of the industry;
•	costs associated with effecting the business combination; and
•	relative valuation multiples of similar publicly traded companies.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us.

We expect that our officers will allocate a significant amount of their time, as necessary, for meetings with management and/or other representatives of target business candidates, site visits, due diligence, interviews with incumbent management, negotiations and any other activities necessary to complete a business combination. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for a business combination with a target business unless such entity executes a valid and enforceable waiver.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and its shareholders, as well as our own shareholders. We cannot assure you, however, that the Internal Revenue Service or appropriate non-U.S. tax authority will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finders’ or consulting fees to our initial shareholders, officers, directors, special advisors or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of a Target Business

In our initial business combination, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the amount in our trust account (excluding the deferred underwriting discounts and commissions held in the trust account) at the time of such business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the amount in our trust account (excluding the deferred underwriting discounts and commissions held in the trust account). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than majority voting control of the target business. This restriction will not preclude a reverse merger or similar transaction in which we acquire, or acquire control of, the target business. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the amount in our trust account (excluding the deferred underwriting discounts and commissions held in the trust account). In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to determine independently that the target business has a sufficient fair market value (for example, if the financial analysis is too complex for our board of directors to perform on its own), we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% threshold, it is not anticipated that copies of such opinion would be distributed to our shareholders, although copies will be provided to shareholders who request it. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement that will be mailed to shareholders in connection with obtaining approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, information about how shareholders will be able to obtain a copy of the opinion from us will be contained in the proxy statement. However, we do not anticipate that shareholders will be entitled to rely on any such opinion. If the independent investment banking firm takes the view that shareholders may not rely on the opinion, we will not consider such a view as a factor in deciding which investment banking firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

In addition, if more than one share less than 30% of the shares owned by our public shareholders (on a cumulative basis) vote against the extended period, if any, or the proposed business combination and exercise their conversion rights, we will still be required to complete our initial business combination with a target business or businesses whose collective fair market value is at least equal to 80% of the amount in our trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition. In the event that such conversion leaves us with an insufficient amount of funds to consummate a proposed business combination, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. This could limit our selection of a target business and/or the structure of the acquisition.

Possible Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and
•	result in our dependency upon the development or market acceptance of a single or limited number of products or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations

(if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize closely the management of a prospective target business when evaluating the desirability of effecting a business combination, we can give no assurance that our assessment will prove to be correct. In addition, we can give no assurance that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While certain of our current officers and directors, such as Eric M. Zachs, Robert H.J. Lee and/or Nguyen Thi Quyn Anh, may remain associated in senior management or advisory positions, as members of our board of directors or consultants, with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Shareholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under Marshall Islands law. If a majority of the shares of common stock voted by the public shareholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 18 months from consummation of this offering (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete, or 36 months if the extended period is approved).

In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public shareholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing shareholders, officers and directors which they have agreed to vote in favor of a proposed business combination. We will proceed with the business combination only if a majority of the common stock voted by the public shareholders (including our existing shareholders with respect to shares purchased in this offering or otherwise acquired in the aftermarket by them) are voted in favor of the business combination, if a majority of our outstanding shares of common stock approve an amendment to our amended and restated articles of incorporation to allow our perpetual existence and public shareholders owning less than 30% of the aggregate shares sold in this offering vote against the business combination and exercise their conversion rights on a cumulative basis, including any shareholders who previously exercised their conversion rights in connection with the shareholder vote required to approve the extended period, if any. Voting against the business combination alone will not result in conversion of a shareholder’s shares for a pro rata share of the trust account. To do so, a shareholder must have also exercised the conversion rights described below. The requirements that we seek shareholder approval before effecting our initial business combination and not consummate our initial business combination if public shareholders owning 30% or more of the shares sold in this offering exercise their conversion rights below (on a cumulative basis), are set forth in paragraph sixth of our amended and restated articles of incorporation, which requires the affirmative vote of at least 95% of the voting power of our outstanding voting stock to amend. Management will not request that the board of directors consider such a proposal to eliminate or amend this provision. In addition, we will not seek shareholder approval to extend this 18, 24 or 36 month period, as the case may be.

Extension of Time to Complete a Business Combination to 36 Months

We have a period of 18 months from the consummation of this offering within which to effect our initial business combination, with an additional six-month period (for a total of 24 months) if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which the combination is not yet complete. However, unlike other blank check companies, if we have entered into such letter of intent, agreement in principle or definitive agreement within such 18 month period, we may, prior to the expiration of the 24 month period, call a meeting of our shareholders for the purpose of soliciting their approval to extend the date before which we must complete our business combination by an additional 12 months to avoid being required to liquidate. If the extended date is approved by shareholders, we would have a total of 36 months from the consummation of this offering to complete a business combination. In connection with seeking shareholder approval for the extended period, we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Exchange Act.

We believe that extending the date before which we must complete our business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in Vietnam, China or elsewhere in Asia, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with different financial accounting standards, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to China or Vietnam state-owned enterprises) and the requirements of complex Vietnamese and Chinese regulatory filings and approvals. If we enter into an agreement near the end of this 18 month period, we would have only six months in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and applicable regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions.

While such 24 month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that it may be insufficient, we may, pursuant to our amended and restated articles of incorporation, call a special (or annual) meeting of our shareholders or raise the vote at an annual meeting for the purpose of extending by an additional 12 months the date before which we must complete our business combination.

If holders of 30% or more of the shares sold in this offering vote against the proposed extension to 36 months and elect to convert their shares for a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public shareholders. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of the votes cast by our public shareholders who vote at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 36 months, our existing shareholders have agreed to vote their shares of common stock acquired prior to this offering in accordance with the majority of shares of common stock voted by the public shareholders and have agreed to waive their conversion rights.

If the majority of votes cast by our public shareholders are voted at the special (or annual) meeting called for the purpose of approving such extension vote in favor of such extension and holders of less than 30% of the shares sold in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional 12 months in which to complete the initial business combination.

If the proposal for the extension to 36 months is approved, we will still be required to seek shareholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. Unless a shareholder voted against the proposal to extend to 36 months and exercised such shareholder’s conversion rights, such shareholder will be able to vote on the initial business combination. We will consummate our initial business combination only if a majority of the common stock voted by the public shareholders (including shares purchased in this offering or otherwise acquired in the public markets by our founders and special advisors) are voted in favor of our initial business combination, a majority of our outstanding shares of common stock approve an amendment to our amended and restated articles of incorporation to permit our perpetual existence and public shareholders owning 30% or more of the shares sold in this offering, on a cumulative basis, including any shareholders who previously exercised their conversion rights in connection with the special (or annual) meeting of shareholders called for the purpose of approving the extended period, if any, do not vote against the extended period or the initial business combination exercise their conversion rights, as described below.

If at the end of such 36 month period we have not effected such business combination, our corporate existence will automatically cease without the need for a shareholder vote and liquidate and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital and general corporate requirements.

Conversion Rights for Shareholders Voting to Reject the Extended Period or our Initial Business Combination

Public shareholders voting against the extended period or our initial business combination, as the case may be, will be entitled to cause us to convert their common stock for a pro rata share of the aggregate amount then in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $1,150,000 of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital and general corporate requirements. Shareholders voting against (i) the extended period will only have the right to cause us to convert their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to convert their shares if our initial business combination is approved and completed. Public shareholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of the special (or annual) meeting for the extended period or upon consummation of a business combination, as the case may be, and will continue to have the right to exercise any warrants they own.

Notwithstanding the foregoing, our amended and restated articles of incorporation provide that a public shareholder, together with any affiliate or other person with whom such public shareholder is acting in concert or as a“group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, but such a public shareholder would still be entitled to vote against a proposed business combination with respect to all shares owned, whether directly or indirectly through one or more affiliates. We believe this restriction will discourage investors from accumulating large blocks of our shares of common stock prior to the vote to approve a proposed business combination and subsequent attempts by such shareholders to use their conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, an investor who owns more than 10% of the shares of common stock sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if such public shareholder’s shares are not purchased by us or our management at a premium to the then current market price. By limiting a public shareholder’s ability to convert only 10% of the shares sold in this offering, we believe we will limit the ability of a small group of investors to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, nothing otherwise, including in our amended and restated articles of incorporation, restricts our public shareholders’ ability to vote all of their shares against a proposed business combination.

The actual per share conversion price in each case will be equal to the aggregate amount then on deposit in the trust account, including deferred underwriting discounts and commissions and including accrued interest, net of any income taxes on such interest, which shall be paid from the trust account, and net of up to an aggregate of $1,150,000 of the interest income, net of taxes, earned on the trust account and released to us to fund our working capital and general corporate requirements (calculated as of the date of the special (or annual) meeting of shareholders approving the extended period or two business days prior to the consummation of the proposed business combination, as the case may be), divided by the number of shares sold in this offering. The initial per share conversion price in both cases would be approximately $8.00, or the same as the per share offering price of $8.00 (assuming that the entire purchase price of the units was allocated to the common stock). The proceeds held in the trust account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per share liquidation price could be less than $8.00 due to claims of such creditors. Our existing shareholders have agreed to vote their shares for the extended period and business combination in the same manner as a majority of public shareholders who vote at the special (or annual) meeting, and have forfeited any right to cause us to convert any shares owned by them (regardless of when acquired) in connection with the extended period or our initial business combination.

An eligible shareholder may request conversion at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed business combination, but the request will not be granted unless the shareholder votes against the extension or business combination and the extension or business combination is approved and, in the case of the business combination, it is consummated. If a shareholder votes against the business combination or extension but fails to properly exercise such shareholder’s conversion rights, such shareholder will not have its shares of common stock converted for its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the applicable meeting. The funds to be distributed to shareholders who elect conversion will be distributed as promptly as practicable after the special (or annual) meeting of shareholders approving the extended period, if any, or after the consummation of the business combination. Public shareholders who cause us to convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination, and similarly will not extend the time to complete the business combination to 36 months, if public shareholders owning 30% or more of the shares sold in this offering both vote against and exercise their conversion rights with respect to the extended period or, on a cumulative basis, in the case of the business combination. We intend to structure and consummate any potential business combination in a manner such that an aggregate of 30% of the common stock purchased by the public shareholders in this offering could cause us to convert the public shareholders’ common stock for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still be consummated. Many other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. We have increased the conversion percentage to 30% from the more typical 20% in order to reduce the likelihood that a small group of investors holding a large block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public shareholders and to be competitive with other offerings by blank check companies currently in the market.

We may require public shareholders to tender their certificates to our transfer agent prior to the special or annual meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to the extended period or the initial business combination, if we impose this requirement. If we elect to require physical delivery of the share certificates, we would expect that shareholders would have to comply with the following steps. If the shares are held in street name, shareholders must instruct their account executive at the shareholders’ bank or broker to withdraw the shares from the shareholders’ account and request that a physical certificate be issued in the shareholders’ name. Our transfer agent will be available to assist with this process. No later than the day prior to the shareholder meeting, the written instructions stating that the shareholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the shareholder has held the shares since the record date and will continue to hold them through the shareholder meeting and the closing of our business combination, if applicable, must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the shareholder meeting will not be converted into cash. In the event a shareholder tenders his or her shares and decides prior to the shareholder meeting that he or she does not want to convert his or her shares, the shareholder may withdraw the tender, up to the date of the applicable meeting. In the event that a shareholder tenders shares in connection with the vote on the business combination and our business combination is not completed, these shares will not be converted into cash and the physical certificate representing these shares will be returned to the shareholder. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to adjust the ratio of cash to stock used as consideration, or we may need to arrange for third party financing, if available.

The initial conversion price will be approximately $8.00 per share. As this amount is the same as the $8.00 per share offering price (assuming that the entire purchase price of the units was allocated to the common stock) and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public shareholders to exercise their conversion rights.

Liquidation if No Business Combination

If we do not enter into a letter of intent, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if 30% or more of the shares sold in this offering that are voted against a proposed extension, if any, beyond 24 months to 36 months and elect to convert their shares for a pro rata share of the trust account, or we do not receive shareholder approval for such extension and we are not be able to complete our initial business combination within such 24 month period, our amended and restated articles of incorporation provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Pursuant to Marshall Islands law, dissolution after the 18 or 24 month period will require the affirmative vote of shareholders owning a majority of our then outstanding common stock to approve our plan of distribution as set forth below. We will promptly send to our shareholders a proxy statement soliciting shareholder votes with respect to our dissolution and a notice of special (or annual) meeting of shareholders in accordance with the requirements of Marshall Islands law not less than 10 nor more than 60 days prior to our special (or annual) meeting of shareholders. In the event that we do not initially obtain approval for our dissolution by shareholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. Any failure to obtain approval for our dissolution may significantly delay our dissolution and distribution to our shareholders. However, our amended and restated articles of incorporation also provides that our corporate existence will automatically cease 36 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to Section 106 of the Marshall Islands Business Corporations Act. This has the same effect as if our board of directors and shareholders had formally voted to approve our dissolution. Limiting our corporate existence to a specified date as permitted by Sections 15 and 105 of the Marshall Islands Business Corporations Act removes the necessity to obtain formal shareholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Registrar of Corporations of the Republic of the Marshall Islands.

Under the Business Corporations Act of the Republic of the Marshall Islands, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 106 of the Business Corporations Act of the Marshall Islands intended to ensure that we make reasonable provision for all claims against us, including a minimum 6-month notice period during which any third-party claims can be brought against us, any liability of shareholders with respect to a liquidating distribution is limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder would be barred after the expiration of the period specified in the notice. However, it is our intention to make liquidating distributions to our public shareholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, to the extent not covered by the indemnities provided by Messrs. Zachs and Lee, our shareholders could potentially be liable for any claims to the extent distributions received by them in a dissolution and any such liability of our shareholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we seek from our shareholders to approve the extended period or to consummate a business combination 24 months after the consummation of this offering, the proxy statement related to the extended period or the business combination will also seek shareholder approval for our board of directors’ recommended plan of distribution and liquidation in the event our shareholders do not approve the extended period or the business combination. Our existing shareholders have agreed to waive their rights to participate in any liquidation of our trust account or other assets with respect to their existing shareholders’ common stock and to vote their existing shareholders’ common stock in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we are required to seek shareholder approval of a plan of distribution and we do not seek such shareholder approval in connection with shareholder approval of the extended period or a business combination, we estimate that our total costs and expenses for implementing and completing a shareholder-approved dissolution and plan of distribution will be between $75,000 and $125,000. This amount includes all costs and expenses relating to filing our dissolution in the Republic of the Marshall Islands, the winding up of our company, printing and mailing a proxy statement, holding a shareholders’ meeting relating to the approval by our shareholders of our dissolution and plan of distribution, legal fees and other filing fees. We believe that there should be sufficient funds available from the interest earned on the trust account and released to us as working capital, to fund the $75,000 to $125,000 in costs and expenses.

If we were unable to conclude an initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net interest income on the trust account balance previously released to us to fund working capital and general corporate requirements, the initial per share liquidation price would be approximately $8.00, or the same as the per share offering price of $8.00 (assuming that the entire purchase price of the units was allocated to the common stock). The per share liquidation price includes approximately $1,260,000 in deferred underwriting discounts and commissions (or $1,449,000 if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public shareholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per share liquidation price would be approximately $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Prior to completion of our initial business combination, we will seek to have all vendors, target businesses, prospective target businesses or other entities that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. In the event that a vendor, target business, prospective target business or other entity were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Messrs. Zachs and Lee, our president and chairman, respectively, and members of our board of directors, have agreed, pursuant to agreements with us and the representative of the underwriters, that if we liquidate prior to the consummation of a business combination, they will be personally liable, on a joint and several basis to ensure that the amounts in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, to the extent that such target businesses, vendors or entities did not execute a valid and enforceable waiver. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from Messrs. Zachs and Lee, such as shareholders and other claimants who are not parties in contract with us who file a claim for damages against us. If a claim were made that resulted in Messrs. Zachs and Lee having personal liability and they refused to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. However, we have not requested that either of Messrs. Zachs or Lee reserve for such indemnification obligations, and we therefore cannot assure you that they would be able to satisfy those obligations if required to do so. Additionally, we have not independently verified if Messrs. Zachs or Lee have sufficient funds to satisfy their indemnification obligations. Accordingly, the actual per share liquidation price could be less than approximately $8.00, plus interest, due to claims of creditors. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the amounts held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least approximately $8.00 per share.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of our dissolution or if the shareholders seek to have us convert their respective shares for cash in connection with (i) a vote against the extended period which is approved by our shareholders or (ii) a vote against our initial business combination which is actually completed by us. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted only to have released from the trust account interest income to pay taxes and up to an aggregate of $1,150,000 of the interest income, net of taxes, earned on the trust account, net of taxes payable, to fund our working capital and general corporate requirements.

We will notify the trustee of the trust account to begin liquidating such assets promptly after we are required to liquidate in accordance with Marshall Islands law and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing shareholders have agreed to waive their rights to participate in any liquidation distribution with respect to their existing shareholders’ shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Eric M. Zachs and Robert H.J. Lee have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $75,000 to $125,000) and have agreed not to seek repayment of such expenses.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after 18, 24 or 36 months from the date of this prospectus (as applicable), this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. To the extent any bankruptcy court claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 148 blank check companies that have completed initial public offerings in the United States with more than $12.2 billion in trust that are currently seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings, and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert shares of common stock held by our public shareholders into cash in certain instances may reduce the resources available to effect a business combination;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the amount in our trust account (excluding deferred underwriting discounts and commissions held in the trust account) at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical property. We maintain our executive offices at Hanoi, Vietnam. The cost for this space is included in the $7,500 per-month fee Bantry Bay Ventures-Asia, LLC charges us for general and administrative services pursuant to a letter agreement between us and Bantry Bay Ventures-Asia, LLC, an affiliate of Messrs. Zachs, Lee and Madame Quynh Anh. This arrangement has been agreed to by Bantry Bay Ventures-Asia, LLC for our benefit and is not intended to provide such individuals compensation in lieu of salary. We believe, based on rents and fees for similar services in the Hanoi, Vietnam area (and in Hartford, Connecticut with respect to certain services), that the fee charged by Bantry Bay Ventures-Asia, LLC is at least as favorable to us as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations up to the completion of a business combination.

Employees

We have three executive officers, each of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination, although we expect each of our officers to devote an average of approximately ten hours per week to our business.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide shareholders with the foregoing financial information as part of the proxy solicitation materials sent to shareholders to assist them in assessing each specific target business we seek to acquire.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. A target company may not be in compliance with the provisions of the

Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$36,000,000 of the proceeds of this offering and the private placement (including $1,260,000 in deferred underwriting discounts and commissions) will be deposited into a trust account at JPMorgan Chase Bank maintained by Continental Stock Transfer & Trust Company.	$30,132,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $36,000,000 of net proceeds held in the trust account will be invested only in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the amount in our trust account (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option or (ii) its exercise in full. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, and which may include any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K, and the underwriters’ over-allotment option has been exercised or expired. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year after the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	Shareholders will have the opportunity to vote on the extended period and the initial business combination. Each shareholder will be sent a proxy statement containing information required by the SEC. A shareholder following the procedures described in this prospectus is given the right to cause us to convert his, her or its shares for a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of up to an aggregate of $1,150,000 (subject to adjustment) of the interest income, net of taxes, earned on the trust account balance and released to us to fund our working capital and general corporate requirements. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public shareholders are not voted in favor of the extended period, we will not extend the period of time to consummate a business combination to 36 months.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
If a majority of the shares of common stock voted by the public shareholders are not voted in favor of a proposed initial business combination, but 18 or 24 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of the 18, 24 or 36 month period, as applicable, we have not obtained shareholder approval for an initial business combination, we will dissolve and liquidate and promptly distribute the proceeds of the trust account, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital and general corporate requirements.
Business combination deadline	Our initial business combination must occur within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination is executed before the 18-month period ends, or 36 months if the extended period, if any, is approved; if our initial business combination does not occur within these time frames and we are dissolved as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital and general corporate requirements.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
If we do not enter into a letter of intent, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if the holders of 30% or more of the shares sold in this offering vote against the proposed extension beyond 24 months to 36 months and elect to convert their shares for a pro rata share of the trust account, or we do not receive shareholder approval for such extension (and we are not be able to complete our initial business combination within such 24 month period), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.
Our amended and restated articles of incorporation further provides that our corporate existence will automatically cease 36 months after the date of the consummation of this offering, except for the purposes of winding up our affairs and liquidating. However, in connection with the vote to approve our initial business combination, our public shareholders will also vote to amend this provision to allow for our perpetual existence. If the business combination and amendment to our articles of incorporation are approved by a majority of the votes cast by our public shareholders, then the provision will be amended to allow for our perpetual existence.
Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned (net of taxes) on the funds in the trust account (i) up to an aggregate of $1,150,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts necessary to pay our income tax obligations.	All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for (i) up to $1,150,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our income tax obligations that may be released to us from the interest earned on the trust account balance, the amounts held in the trust account will not be released until the vote against the extended period or the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months.

MANAGEMENT

Directors and Executive Officers

Our current directors, executive officers and special advisors are as follows:

Name	Age	Position
Robert H. J. Lee	51	Chairman of the Board of Directors
Eric M. Zachs	48	President and Director
Nguyen Thi Quynh Anh	48	Vice President and Director
Mai Anh	60	Director
Nguyen Tien Dzung	41	Director
Eliezer R. Katz	56	Special Advisor
Wang Chaoyang	42	Special Advisor

Robert H. J. Lee has served as the chairman of our board of directors since September 2007. Since November 2004, Mr. Lee has been a managing partner of Bantry Bay Ventures-Asia, LLC. Mr. Lee is also a director of Bantry Bay Ventures-Asia, LLC’s Chinese investment, Taiyue Coal Trading and Transportation, Inc. From August 1998 until November 2004, Mr. Lee served as the chief executive officer of TeleWeb, Inc., a company that he founded which was one of the first outsourcing call centers in China. From 1996 to 1998, Mr. Lee served as a managing director of 2M Invest, a Danish venture capital firm. In 1991, Mr. Lee founded PicoPower Technology which invented and patented power saving technologies for handheld devices and notebook computers. In 1994, PicoPower was merged into Cirrus Logic, Inc. for $68 million and Mr. Lee was responsible for Cirrus Logic’s business development in China. In 1996, Mr. Lee founded and served as chairman, chief executive officer and president of i-Planet Inc., which developed internet server technologies. i-Planet Inc. was acquired in 1998 by Sun Microsystems, Inc. Mr. Lee has served as an angel investor in many other companies in the United States and China, Taiwan and Japan over the past 14 years and has served on many boards of directors. Mr. Lee was one of the founding investors in EAccess. Mr. Lee also serves as a special advisor to the President of Stanford University Hospital and on the board of directors of the Bay Area World Trade Center. Mr. Lee received his degree in Electrical Engineering from Chien Hsien Institute of Technology and a master degree in Computer Science from Stevens Institute of Technology.

Eric M. Zachs has served as our president and a member of our board of directors since inception. Since October 2004, Mr. Zachs has been a managing partner of Bantry Bay Ventures–Asia, LLC, a private equity firm focused on investment in Asia. Since March 2006, Mr. Zachs has also served as the chairman of the board of Shanxi Taiyue Trading and Transportation Co., Ltd., based in Shanxi Province, China. Taiyue Trading facilitates the transportation of coal in Shanxi and nearby provinces through the rail system as it owns railroad platforms and coal trading licenses. From 2000 to 2004, Mr. Zachs was the general partner of the Entrust Capital Frontier Fund. The Frontier Fund is a venture capital fund that is focused primarily on software, semiconductors and the wireless industries. From 1995 to 2000, Mr. Zachs was the co-chairman, and from December 1995 to June 1997 was the president and chief executive officer, of Ziplink, Inc., a national wholesale internet service provider that he co-founded. From 1989 to 1995, Mr. Zachs served in a variety of capacities at Message Center USA, Inc., a nationwide paging company, including as president and chief operating officer. In 1995, Message Center was sold to AirTouch Paging (currently Vodafone Group Plc) for over $100 million. In 1993, Mr. Zachs co-founded Message Center Management, Inc. which, along with its affiliates, currently owns over 70 antenna sites and manages over 800 antenna sites for the wireless industry. Mr. Zachs has been co-chairman of Message Center Management, Inc. since 1993. Mr. Zachs received a B.A. from Tufts University and a J.D. from Columbia University School of Law.

Nguyen Thi Quynh Anh has served as our vice president and a member of our board of directors since September 2007. Since March 2007, Madame Quynh Anh is Bantry Bay Ventures-Asia, LLC’s Vietnam Country Partner. In 1998 Madame Quynh Anh founded and since that time has been the chairwoman and president of InvestPro Co., Ltd. InvestPro has expertise in law, business consulting, patent and trademark and serves international investors in Vietnam. InvestPro’s customers have included: Coca-Cola, Ford, P&G, Asia Pacific Brewery (Heineken & Tiger), ICI Paints, Luks Industrial and Petronas, among others. Prior to founding InvestPro, from 1990 to 1998, Madame Quynh Anh was vice chairwoman and deputy general director of InvestConsult Group. a consulting firm in Vietnam. Madame Quynh Anh’s customers included IBM, Daewoo,

Yamaha, Citibank, 3M, IPEM, NEC and Baker Hughes, among others. Madame Quynh Anh was a demographic researcher for the Vietnamese Governmental General Statistics Office from 1981 to 1989. Madame Quynh Anh is a member of the Bar Association of Hanoi and the Vietnam Legal Practitioners Association and on the executive committee of the Association for Assisting Disabled Children of Vietnam. Madame Quynh Anh received her Bachelor of Law from Hanoi University and B.A. in English from Hanoi National University in Vietnam.

Mai Anh has served as a member of our board of directors since October 2007. From 2000 to present, Mr. Mai Anh has been the president of the Hanoi Association of Information and Communication Technology (HANICT), a non-governmental organization that promotes the application of information and communication technology. From 1996 to October 2007, Mr. Mai Anh was the Information and Communication Technology Director for the Vietnam Ministry of Science and Technology. From 2002 to July 2007, Mr. Mai Anh was a Member of National Assembly and a Member of Committee of Science, Technology and Environment. Mr. Mai Anh received an engineering degree from Hanoi Polytechnical University and a doctorate in engineering from the Academy of Science in Berlin, East Germany.

Nguyen Tien Dzung has served as a member of our board of directors since October 2007. Since October 1993, Mr. Dzung has been the chairman of the Gami Group, a commercial real estate investment company. Since December 2006, Mr. Dzung has also served as the general director of Capital Security Joint Stock Company, a securities brokerage and consulting firm. From March 2001 to November 2006, he was general director of Financial & Business Solutions Joint Stock Company, a real estate developer. From April 2001 to March 2002, Mr. Dzung was the Acting General Director of VP Bank. Mr. Dzung received a doctor degree in economics from Washington International General University, United States and a doctorate degree in Theoretical Physics from Belarus National General University (former USSR).

We have determined that Nguyen Tien Dzung and Mai Anh are independent directors as defined under the American Stock Exchange listing standards.

Number and Terms of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the Class A directors, consisting of Nguyen Tien Dzung, will expire at our first annual meeting of shareholders. The term of office of the Class B directors, consisting of Mai Anh and Nguyen Thi Quynh Anh, will expire at the second annual meeting. The term of office of the Class C directors, consisting of Eric M. Zachs and Robert H.J. Lee, will expire at the third annual meeting.

Special Advisors

Our special advisors will not participate in managing our operations. We have no arrangements or agreements with our special advisors to provide services to us. We expect that our special advisors will simply provide advice, introductions to potential targets, and assistance to us, at our request, only if they are able to do so.

Eliezer R. Katz has served as a special advisor since September 2007. Mr. Katz has been a managing partner of Bantry Bay Ventures-Asia, LLC since March 2006. Mr. Katz has also been a self-employed consultant since January 2004 and was a general partner and a portfolio manager from June 2002 to January 2004 for Chestnut Ridge Capital, LLP, a hedge fund. Mr. Katz was senior vice president for international equities at Knight Securities from 1995 until January 2002. Prior to joining Knight Securities, Mr. Katz was senior vice president of equity trading at Troster, Singer & Co. (acquired by Goldman Sachs). Prior to 1995, Mr. Katz was an entrepreneur working out of Israel, where he was involved in a number of retail and wholesale ventures. Mr. Katz received his B.Sc. from Brooklyn College (City University of New York).

Wang Chaoyang has served as a special advisor since November 2007. Mr. Wang is the founding partner and Chief Executive Officer of ChinaEquity International Holding Co., Ltd., a China-based independent venture capital firm which focuses on the technology, media and telecommunications sectors in Greater China. Before founding ChinaEquity in 1999, Mr. Wang served from May 1998 to April 1999 as deputy director general of China Development Bank. From 1995 to April 1998, Mr. Wang was chief representative for Morgan Stanley (Asia)’s Beijing office. Mr. Wang is a member of the Board of Governors and the Secretary General of China Venture Capital Association. Mr. Wang received a master degree from Tsinghua University and a MBA from Rutgers University.

Prior Involvement of Principals in Blank Check Companies

Columbus Acquisition Corp.

Mr. Eric M. Zachs, our president and a member of our board of directors, has been affiliated with another blank check company. Mr. Zachs is currently a member of the board of directors of Columbus Acquisition Corp., a blank check company formed on August 1, 2006, for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. On May 23, 2007, Columbus Acquisition Corp., or Columbus, consummated its initial public offering of 14,375,000 units, including the concurrent sale of 1,875,000 units in connection with the exercise by the underwriters of their over-allotment option. Each unit consists of one share of Columbus’s common stock, par value $0.0001 per share, and one warrant to purchase one share of common stock. The units were sold at an offering price of $8.00 per unit. Simultaneously with the consummation of the IPO, Columbus completed a private placement to Columbus Acquisition Holdings LLC, an entity controlled by the Columbus's chairman and chief executive officer, of 3,650,000 warrants at a purchase price of $1.00 per warrant, or aggregate gross proceeds of $3,650,000. The initial public offering, including the exercise of the over-allotment option and the private placement of warrants, generated gross proceeds of $118,650,000. Columbus’s units, common stock and warrants trade on the American Stock Exchange under the symbols BUS.U, BUS and BUS.WT, respectively. On January 15, 2008, the closing prices of the units, common stock and warrants of Columbus, as reported by the American Stock Exchange, were $8.06, $7.44 and $0.57, respectively. As of the date hereof, Columbus has not yet entered, or announced the entry, into a business combination, and is still searching for a target business without regard to region or industry.

Executive Compensation

No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing shareholders, officers, directors, special advisors or any of their respective affiliates. Nor will any of our existing shareholders, officers, directors, special advisors or any of their respective affiliates receive any cash or equity compensation from us or a target business for services rendered prior to, or in connection with, a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed “independent” for such purposes, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Bantry Bay Ventures-Asia, LLC a fee of up to $7,500 per month for providing us with office space and certain office and administrative services. This arrangement was agreed to by Bantry Bay Ventures-Asia, LLC, an affiliate of Messrs. Zachs, Lee and Madame Quynh Anh, solely for our benefit and is not intended to provide such individuals compensation in lieu of a salary.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities;
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented, and we cannot assure you that any potential conflicts of interest will be resolved in our favor. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers” and later in this section;
•	Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, although none of our officers or directors currently intend to organize or participate in any other blank check company;
•	Since our officers and directors indirectly own shares of our common stock and founder warrants that will be released from escrow only if a business combination is successfully completed and indirectly own founder warrants which will expire worthless if a business combination is not consummated, our officers and directors may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of our officers and directors may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their stock;
•	Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, special advisors, shareholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved and may also compete with us; and
•	Certain members of our executive management may enter into consulting and employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and timely completing a business combination.

In general, officers and directors of a corporation incorporated under the laws of the Republic of the Marshall Islands are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its shareholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Marshall Islands law, subject to any pre-existing fiduciary or contractual obligations he might have. We have not established any procedures to ensure that our officers observes these obligations.

All of our officers and directors currently are, and may in the future become, affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us. However, no actions have been undertaken by any persons and entities affiliated, related, or otherwise connected, working for (directly or indirectly) or on behalf of the Company’s officers and directors in order to identify or contact any suitable acquisition candidate and none of the Company’s officers and directors are currently working on transactions, or prior to the prospectus date have worked on transactions, that will be our initial business combination. Each of Eric M. Zachs, Robert H. J. Lee and Nguyen Thi Quynh Anh, members of our board of directors and our president, chairman and vice president, respectively, is affiliated with Bantry Bay Ventures-Asia, LLC, a private equity firm primarily focused on investments in China and Vietnam. Bantry Bay Ventures-Asia, LLC may in the future seek to invest in or acquire a business that is suitable for our company to acquire. Accordingly, such individuals must honor their pre-existing fiduciary duties to such entity and present potential target businesses to it prior to presenting them to us. However, the types of businesses that Bantry Bay Ventures-Asia, LLC typically focuses on are not the same types of companies that we will be looking at in terms of size and scope. Bantry Bay Ventures-Asia, LLC’s general focus has been on developmental projects and early stage companies. Accordingly, we believe that any potential conflicts of interest with respect to our directors and officers will be minimal. Further, Bantry Bay Ventures-Asia, LLC has granted us a right of first opportunity to review any opportunity with respect to a potential target business that has a fair market value in excess of $28 million.

Nguyen Tien Dzung is affiliated with the Gami Group, a commercial real estate investment company and Capital Security Joint Stock Company, a securities brokerage and consulting firm. To the extent he becomes aware of business opportunities suitable for such entities, he must present them to such entities and they must decline prior to offering them to us.

In addition, Mr. Zachs has a pre-existing contractual and fiduciary obligation to Columbus Acquisition Corp. Accordingly, he must offer it all suitable business opportunities prior to offering them to us. Therefore, in such event, he may not present to us opportunities that otherwise may be attractive to Columbus Acquisition Corp. unless it has declined to accept such opportunities. However, because Columbus Acquisition Corp. is searching for a potential target business that has a fair market value of approximately $90 million or more and its scope is worldwide and not specific to Asia, we do not anticipate that any affiliation with Columbus Acquisition Corp. will create any actual conflicts. However, if Mr. Zachs finds an attractive target business in Asia with a fair market value in excess of $90 million, there could be a conflict of interest that might not be resolved in our favor.

In connection with the vote required for any business combination, our existing shareholders have agreed to vote their shares of common stock which were owned prior to this offering in accordance with the vote of the public shareholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their rights to participate in any liquidation distribution with respect to their initial shares. Any common stock acquired by our existing shareholders, officers or directors in the offering or aftermarket will be considered part of the holdings of the public shareholders. However, our existing shareholders and our officers and directors have agreed that if they acquire shares of our common stock in this offering or in the aftermarket, they will vote all such shares in favor of our initial business combination. Except with respect to the conversion rights afforded to public shareholders and their obligation to vote such shares in favor of our initial business combination, our existing shareholders, officers and directors will have the same rights as other public shareholders with respect to shares of our common stock acquired in this offering or in the aftermarket.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with our existing shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. We currently do not anticipate entering into our initial business combination with an entity affiliated with any of our existing shareholders, nor do we intend to acquire an entity that is either a portfolio company of or has otherwise received a financial investment from the various business entities with which our management is affiliated. Furthermore, in no event will any of our existing officers, directors, shareholders or special advisors, or any entity with which they are affiliated, be paid by us or any target business any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of January 25, 2008, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

•	each person known by us to be the beneficial owner of 5% or more of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock(3)
Name and Address of Beneficial Owner(1)		Before Offering and Private Placement	After Offering and Private Placement(3)
Robert H. J. Lee(2)	397,898	30.8%	6.2%
Eric M. Zachs(2)	523,122	40.4%	8.1%
Nguyen Thi Quynh Anh	132,250	10.2%	2.0%
Mai Anh	34,500	2.7%	*
Nguyen Tien Dzung	34,500	2.7%	*
All our officers and directors as a group of five individuals	1,122,270	86.7%	17.3%

(1)	Unless otherwise indicated, the primary business address of each beneficial owner is 40 Woodland Street, Hartford, CT 06105.
(2)	Does not include shares of common stock issuable upon exercise of founder warrants that are not exercisable and will not become exercisable within 60 days.
(3)	Assumes no exercise of the underwriters’ over-allotment option and, therefore, the forfeiture of an aggregate of 168,750 shares by our existing shareholders.

We have a right to cancel up to 168,750 shares of common stock held by our existing shareholders in the event that the underwriters do not exercise all or a portion of its over-allotment option. We have agreed with the underwriters to exercise this right if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 675,000 additional units to cover over-allotments or the exercise in full by the underwriters of such option. In accordance with our agreement with the underwriters, we will exercise this right to cancel shares only in an amount sufficient to cause the existing shareholders to maintain control over 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

The underwriters, Eric M. Zachs and Robert H. J. Lee, our president and chairman, respectively, Eliezer Katz, our special advisor, Nhin Sang, an existing shareholder, and Philip Katz, an individual investor, have agreed to purchase, using their own funds, in a private placement that will occur immediately prior to the date of this prospectus, 1,873,684 warrants, or founder warrants, at a purchase price of $0.95 per warrant, exercisable for common stock at a per share price of $5.00. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public shareholders. The founder warrants will be identical to the warrants offered in this offering, except that (i) the founder warrants are not subject to redemption so long as they are held by the original purchasers or their permitted transferees, (ii) the founder warrants may be exercised on a cashless basis so long as they are held by the original purchasers or their permitted transferees, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (iii) upon an exercise of the founder warrants, the holders of the founder warrants will receive unregistered shares of our common stock, and (iv) subject to certain limited exceptions, the founder warrants are not transferable until they are released from escrow, as described below.

The founder warrants will be placed in an escrow account at Continental Stock Transfer & Trust Company, acting as escrow agent, and will not be released from escrow until 60 days after the consummation of our initial business combination. The purchase price of these founder warrants will be added to the amount to be held in the trust account pending the completion of our initial business combination. The private placement will result in an aggregate of $1,780,000 in net proceeds to us. Prior to their release from escrow, the founder warrants held by the underwriters may be transferred to their respective officers, partners or employees, or their affiliates, the founder warrants held by our existing shareholders may be transferred (i) to our directors, officers or employees or their affiliates, or (ii) to family members and trusts of permitted assignees for estate planning purposes, or upon the death of any such person, to an estate or beneficiaries of permitted assignees and the founder warrants held by Philip Katz may be transferred to family and trusts of permitted assignees for estate planning purposes, or upon death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions until after the founder warrants are released from escrow.

Immediately after this offering, our existing shareholders, which include several of our officers and directors, will own an aggregate of 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). Because of the ownership block held by our existing shareholders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination. None of our existing shareholders, officers and directors has indicated to us any intent to purchase our securities in the offering.

All of the shares of our common stock outstanding prior to the date of this offering and all of the founder warrants will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. The founder warrants will not be released from escrow until 60 days after the consummation of our business combination. The shares of common stock held in escrow will not be released until one year after the consummation of our business combination.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to persons or entities controlling, controlled by, or under common control with such person or entity, or to any shareholder, member, partner or limited partner of such person or entity, or (ii) to family members and trusts of permitted assignees for estate planning purposes, or upon the death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferee will be subject to the same transfer restrictions as our existing shareholders until after the shares are released from escrow. Any shares held by these transferees would remain subject to the stock escrow agreement. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, our existing shareholders will not receive any portion of the liquidation proceeds with respect to common stock they own prior to the date of this prospectus.

We consider Messrs. Zachs, Lee, Mai Anh, Dzung and Madame Quynh Anh to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

CERTAIN TRANSACTIONS

In September 2007, we issued an aggregate of 1,293,750 shares of our common stock to the individuals set forth below for an aggregate amount of $25,000 in cash, at a purchase price of $0.019 per share. If the underwriters’ over-allotment option is not exercised in full, 168,750 of such shares are subject to forfeiture, without return of their invested capital.

Name	Number of Shares Purchased	Relationship to Us
Robert H. J. Lee	485,585	Chairman
Eric M. Zachs	545,952	President and Director
Nguyen Thi Quynh Anh	132,250	Vice President and Director
Udi Toledano	41,518	Shareholder
Eliezer R. Katz	62,570	Special Advisor
Nguyen Do Tung Cuong	11,500	Shareholder
Yuan Chen	3,450	Shareholder
Yuke Wang	3,450	Shareholder
Dawn L. Griswold	3,450	Shareholder
Lei Ding	1,725	Shareholder
Fangfang Yang	575	Shareholder
Ying Luo	1,725	Shareholder

On October 17, 2007, Eric M. Zachs transferred 17,250 shares to Mai Anh and 17,250 shares to Nguyen Tien Dzung. In addition, on that same date, Robert H.J. Lee transferred 17,250 shares to Mai Anh and 17,250 shares to Nguyen Tien Dzung. Mai Anh and Nguyen Tien Dzung are members of our board of directors.

On November 26, 2007, Udi Toledano transferred 34,500 shares to Wang Chaoyang and 7,018 shares to Eric M. Zachs.

On January 16, 2008, Eric M. Zachs transferred 24,267 shares to Nhin Sang and Robert H.J. Lee transferred 24,268 shares to Nhin Sang. In addition, on that same date, Robert H.J. Lee transferred 28,919 shares to Eric M. Zachs.

If the 168,750 shares of common stock held by our existing shareholders referred to above are forfeited, on the date of such forfeiture we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock forfeited and the price paid to us for such forfeited shares (which would be a total of approximately $1,346,794 for all 168,750 shares). Upon receipt, such forfeited shares would then be immediately canceled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effected in order to maintain our existing shareholders’ ownership at 20%.

The underwriters, Eric M. Zachs and Robert H. J. Lee, our president and chairman, respectively, Eliezer Katz, our special advisor, Nhin Sang, an existing shareholder, and Philip Katz, an individual investor, have agreed to purchase, using their own funds, in a private placement that will occur immediately prior to the date of this prospectus, 1,873,684 warrants, or founder warrants, at a purchase price of $0.95 per warrant. Each founder warrant purchased in the private placement entitles the holder to purchase one share of our common stock at a purchase price of $5.00 per share. In the absence of an active trading market for our securities, the

$0.95 purchase price for the founder warrants was determined jointly by the underwriters and us after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The purchase price of these founder warrants will be added to the amount to be held in the trust account pending the completion of our initial business combination. The private placement will result in an aggregate of $1,780,000 in net proceeds to us. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,780,000 of proceeds from the sale of founder warrants will become part of the amount payable to our public shareholders upon our dissolution and the subsequent liquidation of the trust account and the founder warrants will expire worthless. Similarly, this purchase price will become part of any conversion amount paid to converting shareholders.

The founder warrants will be identical to the warrants offered in this offering, except that (i) the founder warrants are not subject to redemption, so long as they are held by the original purchasers or their permitted transferees, (ii) the founder warrants may be exercised on a cashless basis, so long as they are held by the original purchasers or their permitted transferees, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (iii) upon an exercise of the founder warrants, the holders of the founder warrants will receive unregistered shares of our common stock, and (iv) subject to certain limited exceptions, the founder warrants are not transferable until they are released from escrow, as described below. The founder warrants will be differentiated from warrants sold in this offering through legends contained on the certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such founder warrants as described in this prospectus.

Further, the holders of our issued and outstanding shares of common stock on the date of this prospectus, the founder warrants and the shares of common stock issuable upon exercise of the founder warrants will be entitled to registration rights pursuant to an agreement to be entered into on or before the effective date of this prospectus. The holders of a majority-in-interest of these securities are entitled to make up to two demands that we register the initial shares, the founder warrants and the shares of common stock issuable upon exercise of such founder warrants. However, the holders of these securities are not entitled to more than two such demands in the aggregate. The holders can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, the holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Bantry Bay Ventures-Asia, LLC a fee of up to $7,500 per month for providing us with office space and certain office and administrative services. This arrangement was agreed to by Bantry Bay Ventures-Asia, LLC, an affiliate of Messrs. Zachs, Lee and Madame Quynh Anh, solely for our benefit and is not intended to provide such individuals with compensation in lieu of a salary. We believe that such fees are at least as favorable to us as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

Eric M. Zachs has advanced us $200,100 as of the date of this prospectus to cover expenses related to this offering. Such loan will be payable without interest upon the earlier of September 20, 2008 and the consummation of this offering. We intend to repay this loan from the proceeds of this offering not placed in the trust account.

We will reimburse our officers, directors and existing shareholders for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and the general and administrative services arrangement with Bantry Bay Ventures-Asia, LLC, no compensation or fees of any kind, including finders’ and consulting fees, will be paid to any of our existing shareholders who owned shares of our common stock prior to this offering, officers or directors, or to any of their respective affiliates, for services rendered to us, prior to or with respect to, our initial business combination.

All ongoing and future transactions between us and any of our officers, directors and existing shareholders or their respective affiliates, including loans by our officers, directors and existing shareholders, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties, and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested, “independent” directors or the members of our board of directors who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 1,293,750 shares of common stock are outstanding, held by 15 record holders. If the underwriters’ over-allotment option is not exercised in full, up to 168,750 of such shares are subject to forfeiture. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants may trade separately on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option or (ii) its exercise in full.

In no event will the representative of the underwriters allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the underwriters’ over-allotment option has either expired or been exercised. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an additional Current Report on Form 8-K including updated financial information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website at http://www.sec.gov after the filing.

Common Stock

Our shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to the date of this prospectus in accordance with the majority of the public shareholders. Any common stock acquired by our existing shareholders, officers or directors in the offering or aftermarket will be considered part of the holdings of the public shareholders. However, our existing shareholders and our officers and directors have also agreed that if they acquire shares of our common stock in this offering or in the aftermarket, they will vote all such shares in favor of the extended period, if any, or a proposed business combination. Except with respect to the conversion rights afforded to public shareholders, and their obligation to vote such shares in favor of our initial business combination and any extended period, our existing shareholders, officers and directors will have the same rights as other public shareholders with respect to shares of our common stock that they acquire in this offering or in the aftermarket.

Our existing shareholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

We will proceed with the business combination only if a majority of the common stock voted by public shareholders (including our founders and special advisors with respect to shares purchased in this offering or otherwise acquired in the public markets by them) are voted in favor of the business combination, a majority of our outstanding shares of common stock approve an amendment to our amended and restated articles of incorporation to allow our perpetual existence, and public shareholders owning less than 30% of the shares sold in this offering vote against the extended period and the business combination and exercise their conversion rights on a cumulative basis, taking into consideration shareholders converting their shares in connection with the proposal that may be presented to our shareholders in connection with the extended period. Voting against the business combination alone will not result in conversion of a shareholder’s shares for a pro rata share of the trust account. A shareholder must have also exercised the conversion rights for a conversion to be effective.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public shareholders are entitled to share ratably in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing shareholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public shareholders have the right to have their common stock converted for cash equal to their pro rata share of the trust account, plus any interest, if they vote (i) against the extended period, and it is approved, or (ii) against the business combination and the business combination is approved and completed. Public shareholders who cause us to convert their common stock for their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The holders of our issued and outstanding shares of common stock will be entitled to registration rights pursuant to an agreement to be entered into prior to or on the effective date of this prospectus. The holders of a majority-in-interest of such shares of common stock (and the founder warrants and shares of common stock issuable upon exercise of the founder warrants, as described below) are entitled to make up to two demands that we register such securities. However, the holders of these securities are not entitled to more than two such demands in the aggregate. The holders can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, the holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

Preferred Stock

Our amended and restated articles of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants issued as part of this offering

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, the material terms of which are summarized below.

Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of our initial business combination; or
•	one year after the date of this prospectus.

The warrants will expire on [•  ], 2012 [the fourth anniversary of the date of this prospectus] at 5:00 p.m., New York City time.

Each of the common stock and warrants may trade separately on the 10th business day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option or (ii) its exercise in full. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet may include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an additional Current Report on Form 8-K including updated financial information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website at http://www.sec.gov after the filing.

We may call the warrants, including any outstanding warrants issued upon exercise of the unit purchase option by the underwriters, for redemption at any time after the later of (i) one year from the date of this prospectus, and (ii) completion of an initial business combination:

•	in whole and not in part;
•	at a price of $0.01 per warrant at any time after the warrants become exercisable;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, after the completion of a business combination, the reported last sale price of the common stock equals or exceeds $10.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

We will not redeem the warrants unless we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus is available throughout the 30-day notice of redemption period.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants held by public shareholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founder warrants

The underwriters, Eric M. Zachs and Robert H. J. Lee, our president and chairman, respectively, Eliezer Katz, our special advisor, Nhin Sang, an existing shareholder, and Philip Katz, an individual investor, have agreed to purchase, using their own funds, in a private placement that will occur immediately prior to the date of this prospectus, 1,873,684 warrants, or founder warrants, at a purchase price of $0.95 per warrant, exercisable for common stock at a per share price of $5.00. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to our public shareholders. The founder warrants will be identical to the warrants offered in this offering, except that (i) the founder warrants are not subject to redemption so long as the founder warrants are held by the original purchasers or their permitted transferees, (ii) the founder warrants may be exercised on a cashless basis so long as they are held by the original purchasers or their permitted transferees while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (iii) upon an exercise of the founder warrants, the holders of the founder warrants will receive unregistered shares of our common stock, and (iv) subject to certain limited exceptions, the founder warrants are not transferable until they are released from escrow, as described below.

The founder warrants, unlike the warrants included in the units being offered in this offering, may be exercised on a cashless basis. Exercises on a cashless basis enable the holder to convert the value of the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock.

Further, such purchasers are entitled to registration rights with respect to the founder warrants and the shares of common stock issuable upon exercise of the founder warrants pursuant to the terms of an agreement to be entered into on or before the date of this prospectus in connection with the private placement. The holders of a majority-in-interest of such founder warrants (and the shares of common stock issuable upon exercise of the founder warrants and issued and outstanding prior this offering, as described above) are entitled to make up to two demands that we register such securities. However, such holders are not entitled to more than two such demands in the aggregate. Such holders can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, all of our existing shareholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

Prior to their release from escrow, the founder warrants held by the underwriters may be transferred to their respective officers, partners or employees, or their affiliates, the founder warrants held by our existing shareholders may be transferred (i) to our directors, officers or employees or their affiliates, or (ii) to family members and trusts of permitted assignees for estate planning purposes, or upon the death of any such person, to an estate or beneficiaries of permitted assignees and the founder warrants held by Philip Katz may be transferred to family and trusts of permitted assignees for estate planning purposes, or upon death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions as the original purchasers until after the founder warrants are released from escrow. The founder warrants will be placed in an escrow account at Continental Stock Transfer & Trust Company, acting as escrow agent, and will not be released from escrow until one year after the date of this prospectus.

With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants included in the units offered pursuant to this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares Eligible for Future Sale

Immediately after this offering, we will have 5,625,000 shares of common stock outstanding, or 6,468,750 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 4,500,000 shares sold in this offering, or 5,175,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,293,750 shares (or 1,125,000, if the underwriters’ over-allotment option is not exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to one year after the date of issuance. Notwithstanding this restriction, all such shares have been placed in escrow and will not be transferable until the expiration of one year from our initial business combination subject to certain limited exceptions, and will only be released prior to that date if we are forced to dissolve and liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in our shareholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

The SEC has recently adopted amendments to Rule 144 which will become effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 56,250 shares immediately after this offering (or 64,687, if the underwriters exercise their over-allotment option in full); and
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our existing shareholders will be able to sell their shares and founder warrants (and underlying shares of common stock) freely without registration one year after we have completed our initial business combination.

Registration Rights

The holders of our issued and outstanding shares of common stock on the date of this prospectus, the founder warrants and the shares of common stock issuable upon exercise of the founder warrants will be entitled to registration rights pursuant to an agreement to be signed on or before the date of this prospectus. The holders of these securities are entitled to make up to two demands that we register the initial shares, the founder warrants and the shares of common stock issuable upon exercise of such founder warrants. However, the holders of these securities are not entitled to more than two such demands in the aggregate. The holders can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, the holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

Shares Subject to Surrender and Cancellation

We have a right to cancel up to 168,750 shares of common stock held by our existing shareholders in the event that the underwriters do not exercise all or a portion of its over-allotment option. We have agreed with the underwriters to exercise this right if, and to the extent, the underwriters do not exercise all or a portion of their over-allotment option. This right is exercisable for the five-day period following the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 675,000 additional units to cover over-allotments or the exercise in full by the underwriters of such option. In accordance with our agreement with the underwriters, we will exercise this right to cancel shares only in an amount sufficient to cause the existing shareholders to maintain control over 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated articles of incorporation and by-laws and by the Business Corporation Act of the Republic of the Marshall Islands, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as shareholder “rights” plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands, and we cannot predict whether Marshall Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings
• Held at a time and place as designated in the bylaws	• May be held at such time or place as designated in the articles of incorporation or the by-laws, of if not so designated, as determined by the board of directors
• May be held within or without the Marshall Islands	• May be held within or without Delaware
• Notice:	• Notice:
• Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting

•

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

• A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting	• Written notice shall be given not less than 10 nor more than 60 days before the meeting
Shareholders’ Voting Rights
• Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote	• Shareholders may act by written consent to elect directors
• Any person authorized to vote may authorize another person or persons to act for him by proxy	• Any person authorized to vote may authorize another person or persons to act for him by proxy
• Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting

•

For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum

• For non-stock companies, certificate of incorporation or by-laws may specify the number of members to constitute a quorum. In the absence of this, one-third of the members shall constitute a quorum

Marshall Islands	Delaware
• The articles of incorporation may provide for cumulative voting	• The certificate of incorporation may provide for cumulative voting
Directors
• Board must consist of at least one member	• Board must consist of at least one member
• Number of members can be changed by an amendment to the by-laws, by the shareholders, or by action of the board

•

Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate

• If the board is authorized to change the number of directors, it can only do so by an absolute majority (majority of the entire board)
Shareholders’ Derivative Actions
• An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of

•

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law

• Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort
• Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic
• Attorney’s fees may be awarded if the action is successful
• Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000

Marshall Islands	Delaware
Dissenters’ Rights of Appraisal
• Shareholders have a right to dissent from a merger or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares	• Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to exceptions
• A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:
• alters or abolishes any preferential right of any outstanding shares having preference;
• creates, alters or abolishes any provision or right in respect to the redemption of any outstanding shares;
• alters or abolishes any preemptive right of such holder to acquire shares or other securities; or
• excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class

TAXATION

Marshall Islands Tax Considerations

Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders.

United States Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock and warrants issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of common stock or warrants that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our common stock and warrants is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable specifically to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our common stock and warrants. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our common stock and warrants as part of units upon their original issuance pursuant to this offering and assumes that each of our common stock and warrants trade separately. In particular, this discussion considers only holders that will own our common stock and warrants as capital assets and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or “financial services entities”;
•	broker-dealers;
•	taxpayers who have elected mark-to-market accounting;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 10% or more of our voting shares;
•	persons that hold our common stock or warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock and warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Allocation of Purchase Price Between Common Stock and Warrants

For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on their respective relative fair market values at the time of the issuance. Of the purchase price for a unit offered hereunder, we intend to allocate U.S.$7.05 to the share of common stock and U.S.$0.95 to the warrant comprising part of such unit. The price allocated to the ordinary share and the warrant generally will be the holder’s initial tax basis in such share or warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the its timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the ordinary share and the warrant that comprise the unit is different than our allocation. Our allocation is not, however, binding on the IRS.

Each holder is advised to consult such holder’s own tax advisor with respect to the risks associated with an allocation of the purchase price between each common stock and the warrant that comprise a unit that is inconsistent with our allocation of the purchase price.

U.S. Holders

Tax Reporting

Certain U.S. Holders will be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Common Stock

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any dividend paid on our common stock. A distribution on our common stock will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for

U.S. federal income tax purposes). Such dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its common stock and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends may be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Common stock and Warrants” below) provided that (1) our common stock are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our common stock would be suspended for purposes of clause (3) above for the period that such holder had a right to have such common stock redeemed by us. In addition, under recently published IRS authority, common stock are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the OTC Bulletin Board (the only exchange on which our common stock are currently expected to be traded). Accordingly, any dividends paid on ordinary shares are not currently expected to qualify for the lower rate. U.S. Holders nevertheless should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our common stock.

Taxation on the Disposition of Common Stock and Warrants

Upon a sale or other taxable disposition of our common stock or warrants (which, in general, would include a redemption of common stock or warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock or warrants. See “— Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the common stock acquired pursuant to the exercise of a warrant.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of a Warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. Common stock acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such common stock generally would begin on the day after the date of exercise of the warrant. If the terms of a warrant provide for any adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrants, such adjustment may, under certain circumstances, result in constructive distributions that could be taxable to the U.S. Holder of the warrants. Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable to the U.S. Holders of the common stock. See“— Taxation of Distributions Paid on Common stock,” above. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

Passive Foreign Investment Company Rules

A foreign corporation will be a passive foreign investment company, or PFIC, if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25%of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets and the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for the current taxable year. Our actual PFIC status for any taxable year will not be determinable until after the end of the taxable year, and accordingly there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder held our common stock or warrants, and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for the first taxable year of its holding period for our common stock or a mark-to-market election, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other taxable disposition of its common stock or warrants; and
•	any excess distribution made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the common stock during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the common stock).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the common stock or warrants;
•	the amount allocated to the taxable year in which the U.S. Holder recognized the gain or excess distribution will be taxed as ordinary income;
•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In addition, if we are a PFIC, a U.S. Holder who acquires our common stock or warrants from a deceased U.S. Holder who dies before January 1, 2010 generally will be denied the step-up of U.S. federal income tax basis in such shares or warrants to their fair market value at the date of the deceased holder’s death. Instead, such U.S. Holder would have a tax basis in such shares or warrants equal to the deceased holder’s tax basis, if lower.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our common stock acquired as part of a unit in this offering by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired common stock (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired common stock, but the adverse tax consequences relating to PFIC shares will continue to apply with respect to such common stock (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by reason of the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the common stock acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching an appropriately completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules to our common stock, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the first tax year of the U.S. Holder’s holding period for our common stock or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of our common stock generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held common stock while we were a PFIC, whether or not we meet the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for our first tax year in which the U.S. Holder holds (or is deemed to hold) our common stock and for which we are determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death)discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our tax years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our common stock, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns common stock in a PFIC that is treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a valid mark-to-market election, such holder generally will not be subject to the PFIC rules described above in respect to its common stock. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its common stock at the end of its taxable year over the adjusted basis in its common stock. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its common stock over the fair market value of its common stock at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its common stock will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the common stock will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our common stock will be listed and traded on the OTC Bulletin Board, our common stock may not currently qualify as marketable stock for purposes of this election. As a result, U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our common stock under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to their acquisition, ownership and disposition of our common stock and warrants under their particular circumstances.

Non-U.S. Holders

Dividends paid to a Non-U.S. Holder in respect to its common stock generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our common stock or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on our ordinary shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our common stock or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of United States federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our common stock to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a non-corporate U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Ladenburg Thalmann & Co. Inc. and Chardan Capital Markets, LLC are acting as co-lead managing underwriters, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Ladenburg Thalmann & Co. Inc.
Chardan Capital Markets, LLC
Total	4,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver the prospectus via email, both as a PDF document and by a link to the SEC’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming. In New York, we have relied on an exemption from the dealer registration requirement for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In Hawaii, we have relied on an exemption from the state registration requirement for a security for which a registration statement has been filed under the Securities Act of 1933, although no sales in the state may be made until the registration statement has become effective. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the states and territories of the United States are preempted from regulating the resale by shareholders of the units, from and after the date of this prospectus, and the common stock and warrants comprising the units, once they become separately transferable, because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not presently require any notice filings or fee payments and permit the resale by shareholders of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Indiana, Idaho, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Mexico, New Jersey, New York, North Carolina, Oklahoma, Pennsylvania, Rhode Island, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Ohio, Oregon, Puerto Rico, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute, rule or regulation in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $[•  ] per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants issuable upon exercise of the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 675,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This table assumes the underwriters do not exercise their over-allotment option.

	Per Unit	Total Proceeds
Public offering price	$8.00	$36,000,000
Underwriting discounts and commissions(1)(2)	$0.56	$2,520,000
Total(3)	$7.44	$33,480,000

(1)	Includes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $1,260,000 ($1,449,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account held at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. See “Underwriting — Commissions and Discounts.”
(2)	No discount or commissions are payable with respect to the founder warrants purchased in the private placement.
(3)	The underwriters have an option to purchase up to an additional 675,000 units of the company at the public offering price, less underwriting discounts and commissions, within 45 days after the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $41,400,000, $2,898,000 and $38,502,000, respectively.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 315,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable for cash or on a cashless basis at $10.00 per unit commencing on the sixth month anniversary date of the date of this prospectus and expiring five years from the date of this prospectus. The option and the 315,000 units, the 315,000 shares of common stock and the 315,000 warrants underlying such units, and the 315,000 shares of common stock underlying such warrants, have been deemed to be underwriting compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Neither Ladenburg Thalmann & Co. Inc. nor Chardan Capital Markets, LLC will sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the effective date of this prospectus.

Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated during such 180 day period following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of shares of common stock at a price below the option exercise price. The options may become worthless if there is not an effective registration statement at the time of exercise.

We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $926,037, using an expected life of five years, volatility of 43.19%, and a risk-free rate of 4.25%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

In addition, our co-underwriters Ladenburg Thalmann & Co. Inc. and Chardan Capital Markets, LLC, have agreed to purchase, in a private placement that will occur immediately prior to the date of this prospectus, 47,368 and 94,737 founder warrants, respectively, for an aggregate of 142,105 founder warrants, at a purchase price of $0.95 per founder warrant. In the absence of an active trading market for our securities, the $0.95 purchase price for the founder warrants was determined jointly by the underwriters and us, after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The founder warrants will be identical to the warrants offered in this offering, except as described in this prospectus. The purchase price of these founder warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. The purchase of founder warrants by the co-underwriters will result in an aggregate of $135,000 in net proceeds to us and will be deposited in the trust account.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

Stabilizing Transactions.  The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

Over-Allotments and Syndicate Coverage Transactions.  The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representatives may engage in syndicate covering transactions by purchasing our units in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

Penalty Bids.  The representatives may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the Over-the-Counter Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., New York, New York, and Reeder & Simpson, P.C., Piraeus, Greece. Richardson & Patel LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of BBV Vietnam S.E.A. Acquisition Corp. as of October 1, 2007 and for the period from August 8, 2007 (inception) to October 1, 2007 included in this prospectus and in the registration statement have been audited by Amper, Politziner & Mattia, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Amper, Politziner & Mattia, P.C. are included in reliance upon their report given upon the authority of Amper, Politziner & Mattia, P.C. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

BBV VIETNAM S.E.A. ACQUISITION CORP.

(A Corporation in the Development Stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

October 1, 2007

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
BBV Vietnam S.E.A. Acquisition Corp.

We have audited the accompanying balance sheet of BBV Vietnam S.E.A. Acquisition Corp. (a development stage company) as of October 1, 2007, and the related statements of operations, shareholders’ equity, and cash flows for the period from August 8, 2007 (inception) to October 1, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBV Vietnam Acquisition Corp. as of October 1, 2007 and the results of its operations and its cash flows for the period from August 8, 2007 (inception) to October 1, 2007, in conformity with United States generally accepted accounting principles.

/s/ Amper, Politziner & Mattia, P.C.

October 19, 2007

Edison, NJ

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)

BALANCE SHEET
October 1, 2007

ASSETS
Current assets:
Cash	$150,100
Deferred Offering Costs	75,000
Total assets	$225,100
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$10,000
Note payable to shareholder	200,100
Total liabilities	210,100
Commitments
Shareholders' equity	—
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued and outstanding	—
Common stock, $.0001 par value Authorized 50,000,000 shares, 1,293,750 shares issued and outstanding	$129
Additional paid-in capital	24,871
Deficit accumulated during the development stage	(10,000)
Total shareholders' equity	15,000
Total liabilities and shareholders' equity	$225,100

See accompanying notes to financial statements.

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)

STATEMENT OF OPERATIONS

For the Period August 8, 2007 (Inception) to October 1, 2007
Expenses:
Formation and operating costs	$10,000
Net loss for the period before income taxes	(10,000)
State and federal income taxes	—
Net loss for the period	$(10,000)
Weighted average number of shares outstanding — basic and diluted	1,293,750
Net loss per share — basic and diluted	$(0.00)

See accompanying notes to financial statements.

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ EQUITY
For the period from August 8, 2007 (inception) to October 1, 2007

	Common Stock		Addition Paid-In Capital	Deficit Accumulated During the Development Stage	Shareholders’ Equity
	Shares	Amount
Common shares issued August 8, 2007	1,293,750	$129	$24,871	$—	$25,000
Net Loss	—	—	—	(10,000)	$(10,000)
Balance at October 1, 2007	1,293,750	$129	$24,871	$(10,000)	$15,000

See accompanying notes to financial statements.

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period August 8, 2007 (Inception) to October 1, 2007
Cash flow from operating activities
Net loss	$(10,000)
Adjustment reconcile net loss to net cash used in operating activities
Increase in accrued expenses	10,000
Net cash used in operating activities	—
Cash flows from financing activities
Proceeds from note payable	200,100
Proceeds from sale of shares of common stock	25,000
Payment of costs related to proposed offering	(75,000)
Net cash provided by financing activities	150,100
Net increase in cash	150,100
Cash at beginning of the period	—
Cash at the end of the period	$150,100

See accompanying notes to financial statements.

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

BBV Vietnam S.E.A. Acquisition Corp. (the “Company”) was incorporated in the Republic of the Marshall Islands on August 8, 2007 for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. We intend to identify prospective acquisitions that are located in Asia. Our efforts to identify a prospective target business will not be limited to a particular industry or area in Asia, although we initially intend to focus our efforts on acquiring an operating business that has its primary operating facilities located in the Socialist Republic of Vietnam.

As of October 1, 2007, the Company had not yet commenced any operations. All activity through October 1, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 4,500,000 units (“Units”), which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business having its primary operations in Vietnam or any of the other countries of Asia (“Business Combination”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately $8.00 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) the liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, providers of financing, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements or that such agreements, if executed, will be valid and enforceable. Two of the Company’s affiliates have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, providers of financing, service providers or other entities that are owed money by the Company for services rendered to or contracted for or products sold to the Company. There can be no assurance that such affiliates will be able to satisfy those obligations. The net proceeds not held in the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,150,000 (net of income taxes payable thereon) of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund income tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for shareholder approval. In the event that shareholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s shareholders prior to the Proposed Offering (“Founders”), have agreed to vote their 1,293,750 (or 1,125,000, if the underwriters’ over-allotment is not exercised) founding shares of common stock in accordance with the vote of the majority of the shares voted by all other shareholders of the Company (“Public Shareholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations  – (continued)

With respect to a Business Combination which is approved and consummated, any Public Shareholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Shareholders at the consummation of the Proposed Offering. Accordingly, Public Shareholders holding 1,349,999 shares sold in the Proposed Offering may seek conversion of their shares in the event of a Business Combination. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares of common stock held by the Founders prior to the consummation of the Proposed Offering. In the event that a majority of the outstanding shares of common stock voted by the Company’s public shareholders vote for the approval of the Business Combination, a majority of our outstanding shares of common stock approve an amendment to our amended and restated articles of incorporation allowing our perpetual existence and holders owning 30% or more of the outstanding common stock do not vote against both the Business Combination and the Extended Period (as defined below) and do not exercise their Conversion rights, on a cumulative basis, the Business Combination may then be consummated.

If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a Business Combination prior to 18 months from the date of the closing of the Proposed Offering, the Company’s board will convene, adopt and recommend to its shareholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking shareholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a Business Combination has been executed prior to 18 months from the date of the closing of the Proposed Offering, the Company will seek the consummation of that Business Combination. However, if the Company has entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the closing of the Proposed Offering and management anticipates that the Company may not be able to consummate a Business Combination within the 24 months from the date of the closing of the Proposed Offering, the Company may seek to extend the time period within which it may complete its Business Combination to 36 months, by calling a special (or annual) meeting of shareholders for the purpose of soliciting their approval for such extension (the “Extended Period”). If the Company receives Public Shareholder approval for the Extended Period and holders of 30% or more of the shares held by Public Shareholders do not vote against the Extended Period and elect to convert their common stock in connection with the vote for the extended period, the Company will then have an additional 12 months in which to complete the initial Business Combination. If the Extended Period is approved, the Company will still be required to seek Public Shareholder approval before completing a Business Combination. In the event there is no Business Combination within the 24-month deadline (assuming the Extended Period is not approved) described above (the “Target Business Combination Period”), the Company will dissolve and distribute to its Public Shareholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. The Company’s corporate existence will automatically cease at the end of the 36-month period if the Company has not received shareholder approval for an initial business combination. In the event of liquidation, the per share value of the residual assets remaining available for distribution (including Trust Account assets) may be less than the initial public offering price per share in the Proposed Offering.

A Public Shareholder’s election to convert common shares in connection with the vote on the Extended Period will only be honored if the Extended Period is approved. Public Shareholders who vote the shares that have been converted against the Extended Period and exercise their conversion rights will not be able to vote the shares that has been converted on the initial Business Combination. All other Public Shareholders will be able to vote on the initial Business Combination.

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations  – (continued)

With respect to a Business Combination which is approved and consummated or a vote on the Extended Period which is approved, any Public Shareholders who voted against the Business Combination or Extended Period may contemporaneously with or prior to such vote exercise their Conversion right and their common shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination or vote on Extended Period, divided by the number of shares of common stock held by Public Shareholders at the closing of the Proposed Offering. Accordingly, Public Shareholders holding less than 30% of the aggregate number of shares owned by all Public Shareholders may seek conversion of their shares in the event of a Business Combination or vote on Extended Period. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the founding shares and the shares underlying the warrants (but not shares acquired in the Proposed Offering or in the secondary market) held by Existing Shareholders.

Concentration of Credit Risk — The Company maintains cash in a bank deposit account which, at times, may exceed federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes — Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $3,400. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at October 1, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss Per Share — Loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

2. Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 4,500,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 675,000 Units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a Business Combination and twelve months from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem all of the warrants, at a price of $.01 per warrant, upon 30 days’ notice while the warrants are exercisable, only in the event that the last sale price of the common stock is at least $10.00 per share for any 20 trading days within a 30 trading-day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the warrants. The Company will not be obligated to deliver

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

2. Proposed Offering  – (continued)

securities, and there are no contractual penalties for failure to deliver securities if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7.0% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3.5% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The Company will also issue a unit purchase option, for $100, only upon consummation of the Proposed Offering, to the underwriters, to purchase up to a total of 315,000 units at $10.00 per unit. The units issuable upon exercise of this option are otherwise identical to those offered in the Proposed Offering. This option is exercisable for cash, or on a cashless basis commencing six months from the date of the Proposed Offering, and expiring five years from the date of the Proposed Offering. Since the warrants underlying the option are the same as the units sold in the Proposed Offering and expire four years after the date of the Proposed Offering, if the option is exercised after such four year period, the holders of the option will only receive the common stock component of the units. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as a cost of the Proposed Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $926,037 ($2.94 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 43.19%, (2) risk-free interest rate of 4.25% and (3) expected life of 5 years. The units issuable upon exercise of this option are identical to those offered in the Proposed Offering.

In addition, our co-underwriters Ladenburg Thalmann & Co. Inc. and Chardan Capital Markets, LLC, have agreed to purchase, in a private placement that will occur immediately prior to the date of this prospectus, 47,368 and 94,737 founder warrants, respectively, for an aggregate of 142,105 founder warrants, at a purchase price of $0.95 per founder warrant. In the absence of an active trading market for our securities, the $0.95 purchase price for the founder warrants was determined jointly by the underwriters and us, after reviewing and discussing comparable transactions. No other financial or quantitative analyses were used in determining the purchase price. The founder warrants will be identical to the warrants offered in this offering, except as described in this prospectus. The purchase price of these founder warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. The purchase of founder warrants by the co-underwriters will result in an aggregate of $135,000 in net proceeds to us and will be deposited in the trust account.

3. Deferred Offering Costs

As of October 1, 2007, the Company has incurred deferred registration costs of $75,000 relating to expenses incurred in connection to the Proposed Offering. Deferred offering costs consist of legal fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

In conjunction with the Proposed Offering, the common shares outstanding as of October 1, 2007 includes 168,750 shares of common stock that are subject to forfeiture by our existing shareholders to the extent the underwriters over-allotment option is not fully exercised.

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

4. Note Payable to Shareholder

The Company issued an unsecured promissory note in an aggregate principal amount of $200,100 to a shareholder of the Company on September 20, 2007. The note is non-interest bearing and is payable on the earlier of September 20, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

5. Commitments and Related Party Transactions

The Company presently occupies office space provided by an affiliate of one of the Founders. This affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate a total of $7,500 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements which the Founders will enter into with the Company and the underwriters, the Founders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The underwriters and other investors, including certain of our existing stockholders, Robert H.J. Lee, Eric M. Zachs, Eliezer R. Katz and Nhin Sang, have agreed to purchase a total of 1,873,684 warrants (“Founder Warrants”) at $0.95 per Founder Warrant (for an aggregate purchase price of $1,780,000) privately from the Company. This purchase will take place immediately prior to the effective date of the registration statement relating to the Proposed Offering. All of the proceeds received from this purchase will be placed in the Trust Account. The Founder Warrants will be identical to the warrants offered in this offering, except that (i) the Founder Warrants are not subject to redemption so long as they are held by the original purchasers or their permitted transferees, (ii) the Founder Warrants may be exercised on a cashless basis so long as they are held by the original purchasers or their permitted transferees while the warrants included in the units sold in the Proposed Offering cannot be exercised on a cashless basis, (iii) upon an exercise of the Founder Warrants, the holders of the Founder Warrants will receive unregistered shares of the Company’s common stock, and (iv) subject to certain limited exceptions, the Founder Warrants are not transferable until they are released from escrow, as described below, which would only be after the consummation of a Business Combination. The Founder Warrants will be differentiated from warrants sold as part of the Units in the Proposed Offering through legends contained on the certificates representing the Founder Warrants indicating the restrictions and rights specifically applicable to such Founder Warrants as described in this prospectus.

Exercising warrants on a “cashless basis” means that, in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder forfeits a number of shares issuable upon exercise of the warrant with a market value equal to such aggregate exercise price. Accordingly, the Company would not receive additional proceeds to the extent the Founder Warrants are exercised on a cashless basis. Warrants included in the Units sold in the Proposed Offering are not exercisable on a cashless basis and the exercise price with respect to these warrants will be paid directly to the Company. The Founder Warrants will be placed in an escrow account at Continental Stock Transfer & Trust Company, acting as escrow agent, and will not be released from escrow until 60 days after the consummation of our initial business combination.

Except for transfers to certain permitted transferees, the Founder Warrants will not be transferable (except in limited circumstances) or salable by the purchaser until their release from escrow, and will be non-redeemable so long as the purchaser or one of its permitted transferees holds such warrants. The holders of the Founder Warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of the Proposed Offering to enable their resale commencing on the date such warrants become exercisable. The Company has elected to make the Founder Warrants non-redeemable in order to provide the purchaser and its member transferees a potentially longer exercise

BBV VIETNAM S.E.A. ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

5. Commitments and Related Party Transactions  – (continued)

period for those warrants because they will bear a higher risk while being required to hold such warrants until the consummation of a Business Combination. With those exceptions, the Founder Warrants have terms and provisions that are substantially identical to those of the warrants being sold as part of the Units in the Proposed Offering.

Prior to their release from escrow, the Founder Warrants held by the underwriters may be transferred to their respective officers, partners or employees, or their affiliates, the founder warrants held by our existing shareholders may be transferred (i) to the Company’s directors, officers or employees or their affiliates, or (ii) to family members and trusts of permitted assignees for estate planning purposes or, upon the death of any such person, to an estate or beneficiaries of permitted assignees and the founder warrants held by Philip Katz may be transferred to family and trusts of permitted assignees for estate planning purposes, or upon death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions as the original purchasers until after the Founder Warrants are released from escrow. If the purchaser or permitted transferees acquire warrants for their own account in the open market, any such warrants will be redeemable. If the Company’s other outstanding warrants are redeemed and the market price of a share of the Company’s common stock rises following such redemption, holders of the Founder Warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although the Company does not know if the price of its common stock would increase following a warrant redemption.

The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 2 above.

6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

$36,000,000

BBV Vietnam S.E.A. Acquisition Corp.

4,500,000 units

PRELIMINARY
PROSPECTUS

Ladenburg Thalmann & Co. Inc.	Chardan Capital Markets, LLC

Co-bookrunners

Until [•  ], 2008, [•  ] days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	2,830
FINRA filing fee	7,700
Accounting fees and expenses	10,500
Printing and engraving expenses	50,000
Legal fees and expenses	335,000
Miscellaneous	13,970	(2)
Total	$421,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, we will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 plus an income distribution processing fee of $250 for acting as trustee, approximately $4,800 for acting as transfer agent of our common stock, approximately $2,400 for acting as warrant agent for our warrants and approximately $1,800 for acting as escrow agent.
(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Officers and Directors.

Under the amended and restated articles of incorporation, our by-laws and under Section 60 of the Marshall Islands Business Corporations Act (“BCA”), we may indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

A limitation on the foregoing is the statutory proviso (also found in our by-laws) that, in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Further, under Section 60 of the BCA and our by-laws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

In addition, under Section 60 of the BCA and under our by-laws, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred such person or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further, and as provided by both our by-laws and Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, he will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such matter.

Likewise, pursuant to our by-laws and Section 60 of the BCA, expenses (our by-laws specifically include attorneys’ fees in expenses) incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification. The by-laws further provide that with respect to other employees, such expenses may be paid on the terms and conditions, if any, as the Board may deem appropriate.

Both Section 60 of the BCA and our bylaws further provided that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and/or as to action in another capacity while holding office.

Under both Section 60 of the BCA and our by-laws, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity regardless of whether the corporation would have the power to indemnify him against such liability under the foregoing.

Under Section 60 of the BCA (and as provided in our by-laws), the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of his heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, under Section 60 of the BCA and our by-laws, the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of his heirs, executors and administrators unless otherwise provided when authorized or ratified.

In addition to the above, our by-laws provide that references to us includes constituent corporations, and defines “other enterprises” to include employee benefit plans, “fines” to include excise taxes imposed on a person with respect to an employee benefit plan, and further defines the term “serving at the request of the corporation.”

Our amended and restated articles of incorporation set out a much abbreviated version of the foregoing and make reference to the provisions of the by-laws.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy, as expressed in the Securities Act, and is therefore unenforceable.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)	During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Name	Number of Shares Purchased
Robert H. J. Lee	485,585
Eric M. Zachs	545,952
Nguyen Thi Quynh Anh	132,250
Udi Toledano	41,518
Eliezer R. Katz	62,570
Nguyen Do Tung Cuong	11,500
Yuan Chen	3,450
Yuke Wang	3,450
Dawn L. Griswold	3,450
Lei Ding	1,725
Fangfang Yang	575
Ying Luo	1,725
Total	1,293,750

Such shares were issued on September 28, 2007, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act, as a transaction by an issuer or its affiliates not involving a public offering. In each such transaction, the purchaser represented its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the instruments representing the securities issued in such transactions. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000, or $0.019 per share. Of these shares issued, 168,750 shares are subject to forfeiture, without return of their invested capital, if the underwriters’ over-allotment option is not exercised in full. No underwriting discounts or commissions were paid with respect to such sales.

On October 17, 2007, Eric M. Zachs transferred 17,250 shares to Mai Anh and 17,250 shares to Nguyen Tien Dzung. In addition, on that same date, Robert H.J. Lee transferred 17,250 shares to Mai Anh and 17,250 shares to Nguyen Tien Dzung.

On November 26, 2007, Udi Toledano transferred 34,500 shares to Wang Chaoyang and 7,018 shares to Eric M. Zachs.

On January 16, 2008, Eric M. Zachs transferred 24,267 shares to Nhin Sang and Robert H.J. Lee transferred 24,268 shares to Nhin Sang. In addition, on that same date, Robert H.J. Lee transferred 28,919 shares to Eric M. Zachs.

In addition, the underwriters and certain of our directors, officers and certain of our existing shareholders have committed to purchase from us 1,873,684 founder warrants at a purchase price of $0.95 per warrant (for an aggregate purchase price of $1,780,000). This purchase will take place on a private placement immediately prior to the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sale.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Articles of incorporation
3.2	By-laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Founder Warrant Purchase Agreement between the Registrant and Eric M. Zachs, Robert H.J. Lee, Eliezer R. Katz, Nhin Sang and Philip Katz*
4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant*
5.1	Form of Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, PC*
5.2	Form of Opinion of Reeder & Simpson, P.C.*
10.1	Form of Letter Agreement between the Registrant, the underwriters and the insiders*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Existing Shareholders*
10.4	Form of Founder Warrant Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and Eric M. Zachs, Robert H.J. Lee, Eliezer Katz, Nhin Sang and Philip Katz*
10.5	Services Agreement by and between Bantry Bay Ventures-Asia, LLC and the Registrant*
10.6	Promissory Note, dated September 20, 2007, issued to Eric M. Zachs*
10.7	Form of Registration Rights Agreement between the Registrant and the Existing Shareholders*
10.8	Form of Right of First Refusal and Corporate Opportunities Agreement*
10.9	Form of Unit Purchase Agreement between the Registrant and the Underwriters*
23.1	Consent of Amper, Politziner & Mattia, P.C.
23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, PC (included in Exhibit 5.1)*
23.3	Consent of Reeder & Simpson, P.C. (included in Exhibit 5.2)*
24	Power of Attorney*

*	Previously filed.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:
(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C; each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as may be amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 28, 2008.

BBV VIETNAM S.E.A. ACQUISITION CORP.

By:	/s/ Eric M. Zachs Eric M. Zachs President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Eric M. Zachs Eric M. Zachs	President (principal executive officer and principal financial and accounting officer)	January 28, 2008
/s/ Robert H. J. Lee Robert H. J. Lee	Chairman of the Board	January 28, 2008
* Nguyen Thi Quynh Anh	Vice President, Director	January 28, 2008
* Mai Anh	Director	January 28, 2008
* Nguyen Tien Dzung	Director	January 28, 2008

*	By executing his name hereto, Eric M. Zachs is signing this document on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.